UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Notice of 2017
Annual Meeting
and Proxy Statement
TO BE HELD MAY 18, 2017
Synchrony FINANCIAL

NOTICE OF 2017 ANNUAL MEETING

OF STOCKHOLDERS

Time	Date	Virtual Meeting Website Address	Record Date
11:00 a.m. Eastern Time	May 18, 2017	www.virtualshareholdermeeting.com/SYF2017	March 23, 2017

Dear Stockholders:

You are invited to attend Synchrony Financial’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 18, 2017 at 11:00 a.m., Eastern Time, for the following purposes:

•	To elect the nine directors named in the proxy statement for the coming year;

•	To approve our named executive officers’ compensation in an advisory vote;

•	To approve the adoption of the amendment to the Synchrony Financial 2014 Long-Term Incentive Plan and re-approval of performance measures;

•	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2017; and

•	To consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

The meeting will again be held virtually to provide expanded access, improved communication and cost savings for our stockholders and Synchrony Financial. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. The website address for the virtual meeting is: www.virtualshareholdermeeting.com/SYF2017.

To participate in the meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. The meeting will begin promptly at 11:00 a.m., Eastern Time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow for time to complete the online check-in procedure. You are eligible to vote if you were a stockholder of record at the close of business on March 23, 2017. Proxy materials are being mailed or made available to stockholders on or about April 4, 2017. Whether or not you plan to attend the meeting, please submit your proxy by mail, internet or telephone to ensure that your shares are represented at the meeting.

Sincerely,

Jonathan S. Mothner

Executive Vice President,

General Counsel and Secretary

April 4, 2017

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING TO BE HELD ON MAY 18, 2017

Our proxy materials relating to our Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

TABLE OF CONTENTS, CONT.

PROXY SUMMARY

This summary highlights certain information in this proxy statement in connection with our 2017 Annual Meeting of Stockholders (the “Annual Meeting”). As it is only a summary and does not contain all of the information you should consider, please review the complete proxy statement before you vote. In this proxy statement, references to the “Company” and to “Synchrony” are to Synchrony Financial. For answers to frequently asked questions regarding the Annual Meeting, please refer to the pages 60-63 of this proxy statement.

LOGISTICS

Time	Date	Virtual Meeting Website Address	Record Date
11:00 a.m. Eastern Time	May 18, 2017	www.virtualshareholdermeeting.com/SYF2017	March 23, 2017

ELIGIBILITY TO VOTE

You are eligible to vote if you were a stockholder of record at the close of business on March 23, 2017.

VOTING

BY MAIL
You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by May 17, 2017).

BY TELEPHONE
You may use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card up until 11:59 p.m., Eastern Time, on May 17, 2017.

BY THE INTERNET
In Advance
You may visit the internet website indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on May 17, 2017.
At the Annual Meeting
You may visit the internet website at the following address: www.virtualshareholdermeeting.com/SYF2017.

AGENDA

Election of nine directors named in this proxy statement	Advisory approval of our named executive officers’ compensation	Approve the adoption of the amendment to the Synchrony Financial 2014 Long-Term Incentive Plan and re-approval of performance measures	Ratify the selection of KPMG LLP as our independent registered public accounting firm for 2017
Majority of votes cast	Majority of votes cast	Majority of votes cast*	Majority of votes cast
Page Reference — 12	Page Reference — 26	Page Reference — 49	Page Reference — 56

Board Recommendation	Board Recommendation	Board Recommendation	Board Recommendation
FOR	FOR	FOR	FOR

*with abstentions counted as “votes cast” for this proposal only

PROXY SUMMARY

2016 PERFORMANCE HIGHLIGHTS

We performed very well in 2016 compared to goals established by the Management Development and Compensation Committee (the “MDCC”) of our Board of Directors (the “Board”) at the beginning of the year as well as to our direct peers (Discover Financial Services, Capital One, American Express). We generated strong financial performance, growing our core business through all three of our sales platforms (Retail Card, Payment Solutions and CareCredit). We grew loan receivables by 11.8% over 2015, increased net interest income and net earnings by 11.9% and 1.7%, respectively, over 2015 and achieved our target efficiency ratio of less than 34%. We forged new relationships with Cathay Pacific, Nissan and At Home; renewed programs with TJX Companies, Stein Mart, Ashley Furniture Homestore, La-Z-Boy, Nationwide Marketing Group and Suzuki; and launched programs with partners like Citgo, Marvel, GoogleStore, Fareportal, Mattress Firm and The Container Store. We maintained a strong balance sheet with robust capital and liquidity levels and diversified funding sources, growing deposits by 20.0% at December 31, 2016 as compared to deposits at December 31, 2015.

Loan Receivables Grew	Net Interest Income Increased	Efficiency Ratio	Deposits Grew	Online and Mobile Sales Grew
11.8%	11.9%	31%	20%	26%

The following charts show our performance in 2016 compared to 2015 and in the case of Efficiency Ratio and Loan Receivables Growth our performance versus peers. For Synchrony, Efficiency Ratio represents (i) other expense, divided by (ii) net interest income, after retailer share arrangements, plus other income.

* Peer Avg. = 2016 average for Discover Financial, Capital One and American Express, as publicly reported by such company.

6

PROXY SUMMARY

EXECUTIVE COMPENSATION

Target Pay

The MDCC reviews our compensation practices prior to making any decision on target pay and mix of pay, including (i) a detailed benchmarking study of peer compensation data, (ii) a pay for performance analysis comparing our compensation to our peers’ and to alignment with our performance, and (iii) a review of our executives’ stock ownership.

The chart below shows the target pay for our NEOs as of the end of 2016:

Name	Position	Base Salary	Target Annual Cash Incentive Pay	Target Annual Equity Award	Target Long-Term Incentive Awards (PSUs)	Target Total Pay
Margaret Keane	President and CEO	$1,100,000	$2,200,000	$2,750,000	$2,750,000	$8,800,000
Brian Doubles	Executive Vice President, CFO	$ 685,000	$ 685,000	$ 685,000	$ 685,000	$2,740,000
Glenn Marino	Executive Vice President, CEO— Payment Solutions and Chief Commercial Officer	$ 750,000	$ 600,000	$ 600,000	$ 600,000	$2,550,000
Jonathan Mothner	Executive Vice President, General Counsel and Secretary	$ 700,000	$ 560,000	$ 560,000	$ 560,000	$2,380,000
Thomas Quindlen	Executive Vice President and CEO—Retail Card	$ 812,000	$ 825,000	$ 718,000	$ 650,000	$3,005,000

Mix of Pay

The mix of target pay as of the end of 2016 for our CEO and CFO is shown below.

PROXY SUMMARY

COMPENSATION PRACTICES

The MDCC of the Board, which consists solely of independent directors, has implemented the following best practices with respect to executive compensation:

What we do:

✔	Substantial portion of executive pay based on performance against goals set by the MDCC

✔	Risk governance framework underlies compensation decisions

✔	Stock ownership requirements for executive officers

✔	Limited perquisites

✔	Double-trigger vesting of equity and long-term incentive plan awards upon change in control

✔	Compensation subject to claw-back in the event of misconduct

✔	Independent compensation consultant advises the MDCC

✔	Use of peer company benchmarking

✔	One-year “Say-on-Pay” vote frequency

What we don’t do:

Ò	No hedging or pledging of company stock

Ò	No employment agreements for executive officers

Ò	No tax gross-ups for executive officers

Ò	No backdating or repricing of stock option awards

Ò	No automatic or guaranteed annual salary increases

Ò	No guaranteed bonuses or long-term incentive awards

CORPORATE GOVERNANCE

We believe that strong corporate governance is integral to building long-term value for our stockholders and enabling effective Board oversight. We are committed to governance policies and practices that serve the interests of the Company and its stockholders. The Board monitors emerging issues in the governance community and continually reviews our governance practices to incorporate evolving best practices and stockholder feedback.

2016 governance enhancements include:

Stockholder Engagement—We value our stockholders’ perspectives on our strategy and governance practices. We believe that maintaining a dialogue with our stockholders allows us to better understand and respond to their perspectives on matters of importance to them. In 2016, with input from members of our Board, we developed and implemented a plan to engage with a significant portion of our stockholders to proactively discuss strategy and governance matters such as board composition, diversity and compensation practices.

Majority Voting—To ensure that stockholders have a meaningful role in director elections, the Board changed the election standard in uncontested elections from a plurality vote standard to a majority vote standard in February 2016. Under a majority vote standard, a director nominee must receive an affirmative majority of votes cast in order to be elected, giving real meaning to withheld or negative votes and making directors more accountable to stockholders. The election standard in contested elections for directors remains a plurality standard.

Proxy Access—In October 2016, the Board amended and restated our bylaws (the “Bylaws”) to provide eligible stockholders the right to include their own director nominees in the Company’s proxy materials. As detailed in the Bylaws, the Board provided that a stockholder, or a group of up to 20 stockholders, owning 3% or more of our common stock continuously for at least three years may nominate up to the greater of two directors or 20% of the Board.

PROXY SUMMARY

CORPORATE GOVERNANCE PRACTICES

Our governance highlights include:

✔	8 out of 9 directors are independent

✔	Experienced Board members with a diversity of skills and experiences

✔	3 out of 9 directors are women

✔	Each Board committee is comprised exclusively of independent directors

✔	Non-executive Chair of the Board

✔	Regular meetings of independent directors in executive session without management

✔	Annual election of all directors

✔	Majority voting standard for directors in uncontested elections

✔	Stockholder special meetings may be called upon the request of a majority of stockholders

✔	Single-class voting structure (one share, one vote)

✔	No stockholder rights plan

✔	Nominating and Corporate Governance Committee regularly reviews overall corporate governance framework

✔	Stock ownership requirements for our executive officers and directors

✔	Stockholder proxy access

PROXY SUMMARY

BOARD OF DIRECTORS

We became a fully stand-alone public company after the completion of our split-off from General Electric Company (“GE”) in November 2015, a multi-step process that began in November 2013. At the time of our initial public offering (“IPO”) in July 2014, the first step toward GE’s exit from our business, we had three independent directors, each with deep industry knowledge and experience. In November 2015, when GE sold its remaining holdings in Synchrony through an exchange offer, GE’s designees on our Board resigned and we appointed five additional independent directors. We deliberately and thoughtfully formed an independent Board with diverse perspectives and experiences, which we believe is critical to effective corporate governance and to achieving our strategic goals. Today, eight of the nine directors on our Board are independent and three of the directors are women. The composition of the Board reflects distinct and varied professional experience and cognitive diversity.

Experience, Diversity and Independence

Third-Party Board Assessment

To enhance Board functioning and effectiveness, the Board engaged an independent, third-party facilitator in 2016 to perform the annual Board evaluation. This third-party expert interviewed each director to obtain his or her assessment of the effectiveness of the Board, including director performance and Board culture. The individual assessments were then summarized and presented to the Board for discussion. The results of the evaluation confirmed the Board’s view that the Company is performing well and that the Board is delivering effective oversight and governance of critically important business areas. Directors also expressed a high degree of confidence in the Company’s leadership team and the risk management processes in place.

PROXY SUMMARY

BOARD QUALIFICATIONS

Name	Age	Director Since	Independent	Committee Membership
Margaret M. Keane President and Chief Executive Officer of Synchrony Financial	57	2014
Paget L. Alves Former Chief Sales Officer of Sprint Corporation	62	2015	✔	Audit; Nominating and Corporate Governance
Arthur W. Coviello, Jr. Former Executive Vice President of EMC Corporation and Executive Chairman, RSA Security, Inc.	63	2015	✔	Risk
William W. Graylin Global Co-General Manager of Samsung Pay, Samsung Electronics America, Inc.	48	2015	✔	Risk
Roy A. Guthrie Former Executive Vice President and Chief Financial Officer of Discover Financial Services, Inc.	63	2014	✔	Risk (Chair)
Richard C. Hartnack Former Vice Chairman and Head, Consumer and Small Business Banking of U.S. Bancorp	71	2014	✔	Management Development and Compensation (Chair)
Jeffrey G. Naylor Former CFO and CAO of the TJX Companies, Inc.	58	2014	✔	Audit (Chair); Management Development and Compensation
Laurel J. Richie Former President of The Women’s National Basketball Association, LLC	58	2015	✔	Management Development and Compensation; Nominating and Corporate Governance
Olympia J. Snowe Chairman and CEO of Olympia Snowe, LLC U.S. Senator from 1995–2013 and Member of U.S. House of Representatives from 1979–1995	70	2015	✔	Audit; Nominating and Corporate Governance (Chair)

CORPORATE GOVERNANCE

ITEM 1—ELECTION OF DIRECTORS

The Board currently consists of nine directors: our President and Chief Executive Officer (“CEO”), Margaret M. Keane, and eight directors who are “independent” under the listing standards of the New York Stock Exchange (“NYSE”) and our own independence standards set forth in our Governance Principles. The independent directors are Paget L. Alves, Arthur W. Coviello, Jr., William W. Graylin, Roy A. Guthrie, Richard C. Hartnack, Jeffrey G. Naylor, Laurel J. Richie and Senator Olympia J. Snowe (together, the “Independent Directors”). Under our Bylaws, our directors will be elected annually by a majority vote in uncontested elections. As discussed under “Committees of the Board of Directors” below, our Nominating and Corporate Governance Committee is responsible for recommending to our Board, for its approval, the director nominees to be presented for stockholder approval at the Annual Meeting.

Nominees for Election to the Board of Directors

Each of the nine director nominees listed below is currently a director of the Company.

The following biographies describe the business experience of each director nominee. Following the biographical information for each director nominee, we have listed specific qualifications that the Board considered in determining whether to recommend that the director be nominated for election at the Annual Meeting.

If elected, each of the director nominees is expected to serve for a term of one year or until their successors are duly elected and qualified. The Board expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board may nominate.

The Board recommends a vote FOR the following nominees for election as directors.

CORPORATE GOVERNANCE

BOARD QUALIFICATIONS

Name and present position, if any, with the Company	Age, period served as a director and other business experience
Margaret M. Keane President and Chief Executive Officer

Ms. Keane, 57, has been our President and CEO since February 2014 and previously served as CEO and President of GE’s North American retail finance business since April 2011. She has also been a member of the Board since 2013 and a member of the board of directors of Synchrony Bank (the “Bank”) since 2009. From June 2004 to April 2011, Ms. Keane served as President and CEO of the Retail Card platform of GE’s North American retail finance business. From January 2002 to May 2004, Ms. Keane served as Senior Vice President of Operations of the Retail Card platform of GE’s North American retail finance business. From January 2000 to December 2001, Ms. Keane served as Chief Quality Leader of GE Capital Corporation (“GECC”). From October 1999 to December 1999, Ms. Keane served as Shared Services Leader for GECC’s Mid-Market Leasing Businesses. Prior to that, Ms. Keane served in various operations and quality leadership roles at GECC and Citibank. Ms. Keane received a B.A. in Government and Politics and an M.B.A. from St. John’s University.

We believe that Ms. Keane should serve as a member of the Board due to her extensive experience in the retail finance business and the perspective she brings as our President and CEO.

Paget L. Alves	Mr. Alves, 62, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has also been a member of the board of directors of the Bank since January 2017. He served as Chief Sales Officer of Sprint Corporation, a wireless and wireline communications services provider, from January 2012 to September 2013 after serving as President of that company’s Business Markets Group since 2009. Prior thereto, Mr. Alves held various positions at Sprint Corporation, including President, Sales and Distribution, from 2008 to 2009; President, South Region, from 2006 to 2008; Senior Vice President, Enterprise Markets, from 2005 to 2006; and President, Strategic Markets, from 2003 to 2005. Between 2002 and 2003, he served as President and Chief Operating Officer of Centennial Communications Corporation and from 2000 to 2001 served as President and CEO of PointOne Telecommunications, Inc. Mr. Alves currently serves on the boards of directors of Yum! Brands, Inc., a company that develops, operates, franchises, and licenses a system of quick-service restaurants; International Game Technology PLC, a manufacturer and distributor of microprocessor-based gaming and video lottery products and software systems; and Ariel Investments LLC, an investment management company. He previously served on the boards of directors of GTECH Holdings Corporation from 2005 to 2006, Herman Miller, Inc. from 2008 to 2010 and International Game Technology Inc. from 2010 to 2015. Mr. Alves received a B.S. in Industrial and Labor Relations and a J.D. from Cornell University.

We believe that Mr. Alves should serve as a member of the Board due to his executive management and leadership experience and his extensive background in sales.

CORPORATE GOVERNANCE

BOARD QUALIFICATIONS

Name and present position, if any, with the Company	Age, period served as a director and other business experience
Arthur W. Coviello, Jr.

Mr. Coviello, 63, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He has also been a member of the board of directors of the Bank since January 2017. He served as Executive Vice President, EMC Corporation, a cloud computing and information security company, and Executive Chairman, RSA, the Security Division of EMC Corporation and a provider of security, risk and compliance solutions, from 2011 to 2015, after serving as Executive Vice President and President of RSA from 2006 to 2011. Prior thereto, Mr. Coviello held various executive positions at RSA Security, Inc., including President and Chief Executive Officer from 2000 to 2006, and President from 1999 to 2000. Prior to RSA Security, Inc., he had extensive financial and operating management expertise in several technology companies. Mr. Coviello currently serves on the board of directors at EnerNOC, Inc. (ENOC), a provider of cloud-based energy intelligence software. He also serves on the boards of directors of two private companies, Cylance, Inc., which applies artificial intelligence, algorithmic science and machine learning to cyber security, and Bugcrowd, Inc., which uses tens of thousands of independent researchers to assist its customers in finding security vulnerabilities in their software. Mr. Coviello previously served on the boards of directors of AtHoc, RSA Security, Inc., and Sana Security, Inc. He received a B.B.A. in Accounting from the University of Massachusetts.

We believe that Mr. Coviello should serve as a member of the Board due to his leadership experience, his extensive financial and accounting background and his considerable experience in cyber security.

William W. Graylin

Mr. Graylin, 48, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. He is Global Co-General Manager of Samsung Pay, the mobile payment platform of Samsung Electronics America, Inc. Prior thereto, Mr. Graylin was CEO of LoopPay, Inc., a mobile payment company, from 2012 to 2015. Between 2007 and 2012, he was Founder and CEO of Roam Data, Inc., a developer of mobile point of sale software; from 2002 to 2007, he was Founder, Chairman and CEO of Way Systems, Inc.; and from 2000 to 2001, he was Founder and CEO of Entitlenet, Inc. Mr. Graylin served in the United States Navy as a Nuclear Submarine Officer from 1992 to 1998. He currently serves on the boards of directors of several privately held high-tech startups including: ONvocal, Inc., a wearable voice assistant solutions; Movylo, Inc., a SaaS-based mobile engagement solution for merchants; People Power, Inc., an IoT (internet of things) services company managed by artificial intelligence (“AI’”) for home automation, security and senior care; Myne/GeeVee, a universal communications app (phone/voip/messaging/video) for carriers and enterprises to better engage their customers; Feelter, crowd-sourced trusted reviews to improve eCommerce conversions; and PushPayments, real-time payment disbursements for businesses. Mr. Graylin is currently a Connection Science Fellow with MIT’s Media Lab, where he teaches part time on Innovation and Entrepreneurship. He received a B.S. in Electrical Engineering and Computer Science and a B.A. in Chinese Linguistics and Literature from the University of Washington; an M.B.A. from the Sloan School of Management, Massachusetts Institute of Technology; and an M.S. in Electrical Engineering and Computer Science from Massachusetts Institute of Technology.

We believe that Mr. Graylin should serve as a member of the Board due to his executive management and leadership experience and his extensive background in technology.

CORPORATE GOVERNANCE

BOARD QUALIFICATIONS

Name and present position, if any, with the Company	Age, period served as a director and other business experience
Roy A. Guthrie

Mr. Guthrie, 63, joined our Board and the board of directors of the Bank in connection with the IPO in July 2014. From July 2005 to January 2012, Mr. Guthrie served as Executive Vice President, and from July 2005 to May 2011 as Chief Financial Officer (“CFO”) of Discover Financial Services, Inc., a direct banking and payments company. From September 2000 to July 2004, Mr. Guthrie served as President and CEO of various businesses of Citigroup Inc., including CitiFinancial International from 2000 to 2004 and CitiCapital from 2000 to 2001. From April 1978 to September 2000, Mr. Guthrie served in various roles of increasing responsibility at Associates First Capital Corporation. Mr. Guthrie serves on the boards of directors of Nationstar Mortgage Holdings, Inc., an originator and servicer of real estate mortgage loans, and OneMain Holdings, Inc., a financial services company. He previously served on the board of directors of LifeLock, Inc., a company offering identity theft protection and detection services, from 2012 to 2017. During his tenure with Discover Financial Services, Inc., he also served on the board of directors of Discover Bank. Mr. Guthrie received a B.A. in Economics from Hanover College and an M.B.A. from Drake University.

We believe that Mr. Guthrie should serve as a member of the Board due to his leadership experience and extensive background in consumer finance (including the private-label credit card industry), including more than 30 years of experience in finance and/or operating roles.

Richard C. Hartnack

Mr. Hartnack, 71, joined our Board and the board of directors of the Bank in connection with the IPO in July 2014. From April 2005 to February 2013, Mr. Hartnack served as Vice Chairman and Head, Consumer and Small Business Banking of U.S. Bancorp, a financial services holding company. From June 1991 to March 2005, Mr. Hartnack served in various leadership roles at Union Bank, N.A. (formerly known as Union Bank of California, N.A.), including Vice Chairman, Director and Head, Community Banking and Investment Services from 1999 to 2005. From June 1982 to May 1991, Mr. Hartnack served in various leadership roles at First Chicago Corporation, including Executive Vice President and Head, Community Banking. Mr. Hartnack serves on the board of directors of Federal Home Loan Mortgage Corporation and has served on the boards of directors of MasterCard International, Inc. (U.S. Region) and UnionBanCal Corporation. Mr. Hartnack received a B.A. in Economics from the University of California, Los Angeles, and an M.B.A. from Stanford University.

We believe that Mr. Hartnack should serve as a member of the Board due to his leadership experience and extensive background in consumer finance and banking accumulated over the course of a 40-year career in the banking industry.

CORPORATE GOVERNANCE

BOARD QUALIFICATIONS

Name and present position, if any, with the Company	Age, period served as a director and other business experience
Jeffrey G. Naylor

Mr. Naylor, 58, joined our Board and the board of directors of the Bank in connection with the IPO in July 2014. From February 2013 to April 2014, Mr. Naylor served as Senior Corporate Advisor of the TJX Companies, Inc., a retail company of apparel and home fashions. From January 2012 to February 2013, Mr. Naylor served as Senior Executive Vice President and Chief Administrative Officer of the TJX Companies, Inc.; from February 2009 to January 2012, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer; from June 2007 to February 2009, he served as its Senior Executive Vice President, Chief Administrative and Business Development Officer; from September 2006 to June 2007, he served as its Senior Executive Vice President, Chief Financial and Administrative Officer; and from February 2004 to September 2006, he served as its CFO. From September 2001 to January 2004, Mr. Naylor served as Senior Vice President and CFO of Big Lots, Inc. From September 2000 to September 2001, Mr. Naylor served as Senior Vice President, Chief Financial and Administrative Officer of Dade Behring, Inc. From November 1998 to September 2000, he served as Vice President, Controller of The Limited, Inc. Mr. Naylor also serves on the boards of directors of two privately held companies: Save-A-Lot, a grocery retailer, and Emerald Expositions, which conducts business and consumer trade shows. Mr. Naylor received a B.A. in Economics and Political Science and an M.B.A. from the J.L. Kellogg Graduate School of Management, Northwestern University.

We believe that Mr. Naylor should serve as a member of the Board due to his executive management and leadership experience, his extensive financial and accounting background and his considerable experience accumulated over the course of 25 years in the retail and consumer goods industries.

Laurel J. Richie

Ms. Richie, 58, has been a director since November 2015 and was a non-voting Board observer from July 2015 to November 2015. Ms. Richie served as President of the Women’s National Basketball Association LLC, a professional basketball league, from 2011 to 2015. Prior to her appointment in 2011, she served as Chief Marketing Officer of Girl Scouts of the United States of America from 2008 to 2011. From 1984 to 2008, she held various positions at Ogilvy & Mather, including Senior Partner and Executive Group Director and founding member of its Diversity Advisory Board. She was named one of the 25 Most Influential Women in Business by The Network Journal and is a recipient of the YMCA Black Achievers in Industry award, Ebony magazine’s Outstanding Women in Marketing and Communications award, and Power 100 List. Most recently, Black Enterprise named her one of the Most Influential African Americans in Sports. Ms. Richie received a B.A. in Policy Studies from Dartmouth College. She was named as a Charter Trustee of her alma mater in 2012, and currently serves as board vice chair and chairman of the communications committee.

We believe that Ms. Richie should serve as a member of the Board due to her executive management and leadership experience and her considerable experience in communications and marketing.

CORPORATE GOVERNANCE

BOARD QUALIFICATIONS

Name and present position, if any, with the Company	Age, period served as a director and other business experience
Olympia J. Snowe

Senator Snowe, 70, has been a director since November 2015 and was a non-voting Board observer from January 2015 to November 2015. She has also been a member of the board of directors of the Bank since January 2017. She is currently chairman and CEO of Olympia Snowe, LLC, a policy and communications consulting firm, and a senior fellow at the Bipartisan Policy Center, a non-profit organization focused on national policy solutions, where she is a member of the board and co-chairs its Commission on Political Reform. Senator Snowe served in the U.S. Senate from 1995–2013, and as a member of the U.S. House of Representatives from 1979–1995. While in the U.S. Senate, she served as chair and was the ranking member of the Senate Committee on Small Business and Entrepreneurship, and served on the Senate Finance Committee, the Senate Intelligence Committee, and the Senate Commerce Science and Technology Committee. She also served as chair of the Subcommittee on Seapower for the Senate Armed Services Committee. Senator Snowe serves on the boards of directors of T. Rowe Price Group, Inc., a financial services company, and Aetna, Inc., a diversified healthcare benefits company. Senator Snowe received a B.A. in political science from the University of Maine and has received honorary doctorate degrees from many colleges and universities.

We believe that Senator Snowe should serve as a member of the Board due to her broad range of valuable leadership and public policy experience.

CORPORATE GOVERNANCE

Qualifications of Directors

Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company will endeavor to have a Board representing a range of experience at policy-making levels in areas that are relevant to the Company’s activities. Although the Board does not have a specific diversity policy, the Nominating and Corporate Governance Committee takes into account a candidate’s ability to contribute to the diversity on the Board. It considers the candidate’s and the existing Board members’ race, ethnicity, gender, age, cultural background and professional experience. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. Our Governance Principles maintain that directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Company’s Board, and other directors should not serve on more than four boards of public companies in addition to the Company’s Board.

Pursuant to our Company’s Governance Principles, when a director’s principal occupation or job responsibilities change significantly during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation. The Board does not believe that arbitrary term limits on directors’ service are appropriate, nor does it believe that directors should expect to be renominated annually until they reach the mandatory retirement age. The Nominating and Corporate Governance Committee will evaluate each director in connection with his or her renomination for election at each annual meeting of stockholders. Except in special circumstances, directors will not be nominated for election to the Board after their 75th birthday.

Process for Reviewing, Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for reviewing, identifying, evaluating and recommending director nominees to the Board after considering the qualifications described above and set forth in the Company’s Governance Principles. Upon recommendation of the Nominating and Corporate Governance Committee, the Board proposes a slate of nominees to the stockholders for election to the Board. Between annual stockholder meetings, the Board may fill vacancies and newly created directorships on the Board with directors who will serve until the next annual meeting.

Other stockholders may also propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and other supporting information required under our Bylaws to: Corporate Secretary, Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902. The Nominating and Corporate Governance Committee will apply the same standards in considering director candidates recommended by stockholders that it applies to other candidates. In addition to recommending director candidates to the Nominating and Corporate Governance Committee, stockholders may also, pursuant to procedures established in our Bylaws, directly nominate one or more director candidates to stand for election by the stockholders. For information on how to nominate a person for election as a director at the 2018 annual meeting of stockholders, including through the proxy access right to include such nominees in the Company’s proxy materials, please see the discussion under the heading “Additional Information—Stockholder Proposals for the 2018 Annual Meeting.”

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

The standing committees of the Board consist of the Audit Committee, the Nominating and Corporate Governance Committee, the MDCC, and the Risk Committee. The duties and responsibilities of these standing committees are set forth below. The Board may also establish various other committees to assist it in its responsibilities. Our Board has adopted charters for each of its standing committees. Copies of the committees’ charters are available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.” Each of the standing committees reports to the Board as it deems appropriate and as the Board requests.

Committees	Members		Primary Responsibilities	# of Meetings in 2016

Audit	Mr. Naylor (Chair) Mr. Alves Senator Snowe	•	Selecting, evaluating, compensating and overseeing the independent registered public accounting firm	12
•

Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk

		•	Reviewing the audit plan, changes in the audit plan, the nature, timing, scope and results of the audit, and any audit problems or difficulties and management’s response
		•	Overseeing our financial reporting activities, including our annual report, and accounting standards and principles followed (including any significant changes in such standards and principles)
•

Reviewing and discussing with management and the independent auditor, as appropriate, the effectiveness of the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures

		•	Reviewing our major financial risk exposures, the Company’s risk assessment and risk management practices and the guidelines, policies and processes for risk assessment and risk management
•

In conjunction with the Risk Committee, overseeing our risk guidelines and policies relating to financial statements, financial systems, financial reporting processes, compliance and auditing, and allowance for loan losses

		•	Approving audit and non-audit services provided by the independent registered public accounting firm
•

Meeting with management and the independent registered public accounting firm to review and discuss our financial statements and other matters required to be reviewed under applicable legal, regulatory or NYSE requirements

		•	Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters
		•	Overseeing our internal audit function, including reviewing its organization, performance and audit findings, and reviewing our disclosure and internal controls
		•	Overseeing the Company’s compliance with legal, ethical and regulatory requirements (other than those assigned to other committees of the Board)

CORPORATE GOVERNANCE

Committees	Members		Primary Responsibilities	# of Meetings in 2016

Nominating and Corporate Governance	Senator Snowe (Chair) Mr. Alves Ms. Richie	•	Developing, and recommending to our Board for approval, qualifications for director candidates, taking into account applicable regulatory or legal requirements regarding experience, expertise or other qualifications for service on certain of our Board’s committees	6

		•	Considering potential director nominees properly recommended by the Company’s stockholders, leading the search for other individuals qualified to become members of the Board, recommending to our Board for approval the director nominees to be presented for stockholder approval at the annual meeting, and recommending to the Board nominations for any vacancies that may arise on the Board prior to the annual meeting

		•	Reviewing and making recommendations to our Board with respect to the Board’s leadership structure and the size and composition of the Board and the Board committees

		•	Developing and annually reviewing our corporate governance principles, including guidelines for determining the independence of directors

		•	Annually reviewing director compensation and benefits

		•	Developing and recommending to the Board for its approval an annual self-evaluation process of the Board and the Board’s committees and overseeing the annual self-evaluation of our Board and its committees

		•	Reviewing and, if appropriate, approving or ratifying any “transaction” between the Company and a “related person” required to be disclosed under Securities and Exchange Commission (”SEC”) rules and annually reviewing the use and effectiveness of such policy

		•	Reviewing our policies and procedures with respect to political spending

		•	Reviewing actions in furtherance of our corporate social responsibility

		•	Reviewing and resolving any conflicts of interest involving directors or executive officers

		•	Overseeing the risks, if any, related to our corporate governance structure and practices

		•	Identifying and discussing with management the risks, if any, related to our social responsibility actions and public policy initiatives

CORPORATE GOVERNANCE

Committees	Members		Primary Responsibilities	# of Meetings in 2016

Management Development and Compensation	Mr. Hartnack (Chair) Mr. Naylor Ms. Richie	•	Assisting our Board in developing and evaluating potential candidates for executive positions, including the CEO, and overseeing our management resources, structure, succession planning, development and selection process	6

		•	Evaluating the CEO’s performance and approving and, where required, recommending for approval by the independent members of our Board, the CEO’s annual compensation, including salary, bonus and equity and non-equity incentive compensation

		•	Evaluating the performance of other senior executives and approving and, where required, recommending for approval by our Board, each senior executive’s annual compensation, including salary, bonus and equity and non-equity incentive compensation, in each case, based on initial recommendations from the CEO

		•	Reviewing and overseeing incentive compensation arrangements with a view to appropriately balancing risk and financial results in a manner that does not encourage employees to expose us or any of our subsidiaries to imprudent risks, and are consistent with safety and soundness, and reviewing (with input from our Chief Risk Officer (“CRO”) and the CRO of the Bank) the relationship among risk management policies and practices, corporate strategies and senior executive compensation

		•	Reviewing and overseeing equity incentive plans and other stock-based plans

CORPORATE GOVERNANCE

Committees	Members		Primary Responsibilities	# of Meetings in 2016

Risk	Mr. Guthrie (Chair) Mr. Coviello Mr. Graylin	•	Assisting our Board in its oversight of our enterprise-wide risk management framework, including as it relates to credit, investment, market, liquidity, operational, compliance and strategic risks	10

		•	Reviewing and, at least annually, approving our risk governance framework, and our risk assessment and risk management practices, guidelines and policies, including significant policies that management uses to manage credit and investment, market, liquidity, operational, compliance and strategic risks

		•	Reviewing and, at least annually, recommending to our Board for approval, our enterprise-wide risk appetite, including our liquidity risk tolerance, and reviewing and approving our strategy relating to managing key risks and other policies on the establishment of risk limits as well as the guidelines and policies for monitoring and mitigating such risks

		•	Meeting separately, at least quarterly, with our CRO and the Bank’s CRO to discuss the Company’s risk assessment and risk management practices and related guidelines and policies

		•	Receiving periodic reports from management on the metrics used to measure, monitor and manage known and emerging risks, including management’s view on acceptable and appropriate levels of exposure

		•	Receiving reports from our internal audit, risk management and independent liquidity review functions on the results of risk management reviews and assessments, including the Company’s internal control system over operational and regulatory controls and of the adequacy of the processes for controlling the Company’s activities and managing its risk

		•	Reviewing and approving, at least annually, the Company’s enterprise-wide capital and liquidity framework (including our contingency funding plan) for addressing liquidity needs during liquidity stress events

		•	Reviewing, at least quarterly, in coordination with the Bank’s Risk Committee, the Company’s allowance for loan losses methodology, liquidity, risk appetite, regulatory capital and ratios, and internal capital adequacy assessment processes

		•	Reviewing, at least quarterly, information provided by senior management to determine whether we are operating within our established risk appetite

		•	Reviewing the status of financial services regulatory examinations

		•	Reviewing the independence, authority and effectiveness of our risk management function and independent liquidity review function

		•	Approving the appointment of, evaluating and, when appropriate, approving the replacement of the CRO

		•	Reviewing the disclosure regarding risk contained in our annual and quarterly reports filed with the SEC

CORPORATE GOVERNANCE

Audit Committee

The Board has determined that Mr. Naylor qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee.

Management Development and Compensation Committee

Each of Mr. Hartnack, Mr. Naylor and Ms. Richie qualifies as “outside directors” within the meaning of Section 162(m) (“Section 162(m)”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

BOARD OF DIRECTORS’ LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board is led by our non-executive Chair, Mr. Hartnack. We believe that having an independent director serve as the non-executive Chair of the Board is in the best interests of our stockholders. The separation of roles allows our Chair to focus on the organization and effectiveness of the Board. At the same time, it allows our CEO to focus on executing our strategy and managing our operations, performance and risks following our transition to being a fully stand-alone public company.

We manage our enterprise risk using an integrated framework that includes Board-level oversight, administration by a group of cross-functional management committees, and day-to-day implementation by a dedicated risk management team led by the CRO. The Board (with input from the Risk Committee) is responsible for approving the Company’s enterprise-wide risk appetite statement and framework, as well as certain other risk management policies, and oversees the Company’s strategic plan and enterprise-wide risk management program.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s responses to those risks. During these discussions, the CEO, the CFO, the CRO, the General Counsel and other members of senior management present management’s assessment of risks, a description of the most significant risks facing the Company and any mitigating factors and plans or practices in place to address and monitor those risks. The Board has also delegated certain of its risk oversight responsibilities to its committees.

The Risk Committee of the Board has responsibility for the oversight of our risk management program, and the three other board committees have other oversight roles with respect to risk management within their respective oversight areas. Several management committees and subcommittees have important roles and responsibilities in administering our risk management program. This committee-focused governance structure provides a forum through which risk expertise is applied cross-functionally to all major decisions, including development of policies, processes and controls used by the CRO and risk management team to execute our risk management philosophy. Our enterprise risk management philosophy is to ensure that all relevant risks in our business activities are appropriately identified, measured, monitored and controlled. Our approach in executing this philosophy focuses on leveraging our strong credit risk culture to drive enterprise risk management using a strong governance framework, a comprehensive enterprise risk assessment program and an effective risk appetite framework.

Responsibility for risk management flows to individuals and entities throughout our Company, including our Board, various Board and management committees and senior management. We believe our corporate culture and values in conjunction with the risk management accountability incorporated into our integrated Risk Management Framework, which includes our governance structure and three distinct “Lines of Defense” (as further described below), has facilitated, and will continue to facilitate, the evolution of an effective risk management presence across the Company.

CORPORATE GOVERNANCE

The “First Line of Defense” is comprised of the business areas whose day-to-day business activities involve decision-making and associated risk-taking for the Company. As the business owner, the first line is responsible for identifying, assessing, managing and controlling that risk, and for mitigating our overall risk exposure. The first line formulates strategy and operates within the risk appetite and framework. The “Second Line of Defense,” which includes the independent risk management organization, provides oversight of first line risk taking and management. The second line assists in determining risk capacity, risk appetite, and the strategies, policies and structure for managing risks. The second line owns the risk framework. The “Third Line of Defense” is comprised of our Internal Audit function. The third line provides independent and objective assurance to senior management and to the Board of Directors that first and second line risk management and internal control systems and its governance processes are well-designed and working as intended.

ATTENDANCE AT MEETINGS

It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, and meetings of the Board and Board committees of which he or she is a member.

In 2016, the Board held 12 meetings, including regularly scheduled and special meetings. All directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods for which he or she has served). All directors attended the 2016 Annual Meeting of Stockholders.

MEETINGS OF NON-MANAGEMENT AND INDEPENDENT DIRECTORS

In accordance with our Governance Principles, at the conclusion of every Board meeting, the independent directors have an executive session without any non-independent directors present. The Chair of the Board, Mr. Hartnack, presides at executive sessions. During executive sessions, the independent directors have complete access to Company personnel as they may request.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and any interested parties who would like to communicate with the Board or its committees may do so by writing to them via the Company’s Corporate Secretary by email at corporate.secretary@synchronyfinancial.com or by mail at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by leaving a voicemail message at (800) 275-3301.

All communications directed to the Board, the Chair of the Board or any other members of the Board are initially reviewed by the Company’s Ombuds Leader. Any communications that allege or report fiscal improprieties or complaints about internal accounting controls or other accounting or auditing matters are immediately forwarded to the Chair of the Audit Committee, the General Counsel and Chief Audit Executive, and after consultation with the Chair of the Audit Committee, may be sent to the other members of the Audit Committee. Any communications that raise legal, ethical or compliance concerns about the Company’s policies or practices are immediately forwarded to the General Counsel and Chief Compliance Officer. The Chair of the Board is advised promptly of any such communication that alleges misconduct on the part of the Company’s management or raises legal, ethical or compliance concerns about the Company’s policies or practices and that the General Counsel or Chief Compliance Officer believes may be credible, and after consultation with the Chair of the Board, such communication may be reported to the other members of the Board or to a committee of the Board. On a quarterly basis, the Chair of the Board receives updates on other communications from stockholders that raise issues related to the affairs of the Company but do not fall into the two prior categories. The Chair of the Board determines which of these communications he would like to see.

Typically, the Ombuds Leader will not forward to the Company’s directors communications from stockholders or other communications that are of a personal nature or not related to the duties and responsibilities of the Board, including: junk mail and mass mailings; routine customer service complaints; human resources matters; service suggestions; resumes and other forms of job inquiries; opinion surveys and polls; business solicitations; or advertisements.

CORPORATE GOVERNANCE

CODE OF CONDUCT

We have adopted a Code of Conduct that applies to anyone who works for or represents Synchrony, including all directors, officers and employees. A copy of this code is available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.” If we make any substantive amendments to this code or grant any waiver from a provision to our CEO, principal financial officer or principal accounting officer, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

GOVERNANCE PRINCIPLES

Our Governance Principles provide the framework for the governance of the Company. The Nominating and Corporate Governance Committee is responsible for developing and implementing our Governance Principles, periodically reviewing such Governance Principles and recommending any proposed changes to the Board for approval. A copy of our Governance Principles is available on our website at http://investors.synchronyfinancial.com under “Corporate Governance.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon a review of our records, we believe that all reports required to be filed by our directors, officers and holders of more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act during 2016 were filed on a timely basis.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Company’s MDCC are Mr. Hartnack, Mr. Naylor and Ms. Richie. None of Mr. Hartnack, Mr. Naylor and Ms. Richie was, during 2016 or previously, an officer or employee of the Company or any of its subsidiaries. During 2016, there were no compensation committee interlocks required to be disclosed. In addition, no member of the MDCC had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.

COMPENSATION MATTERS

ITEM 2—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement on pages 29-48 (the “Say-on-Pay Vote”). Although the voting results are not binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters, and the Company’s MDCC will consider the voting results when evaluating our executive compensation program. Consistent with the direction of our stockholders at our 2015 annual meeting, the Say-on-Pay Vote is held on an annual basis until the next non-binding stockholder vote on the frequency with which the Say-on-Pay Vote should be held in 2021.

We believe that our executive compensation program aligns the interests of the Company’s executives and other key employees with those of the Company and its stockholders. The program is intended to attract, retain and motivate high-caliber executive talent to enable the Company to maximize operational efficiency and long-term profitability. The program is also designed to differentiate compensation based upon individual contribution, performance and experience.

We ask for your advisory approval of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation paid to Synchrony Financial’s named executive officers, as described in this proxy statement on pages 29-48.”

The Board recommends a vote FOR approval of the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement.

COMPENSATION MATTERS

MANAGEMENT

The following table sets forth certain information concerning our executive officers (other than Ms. Keane).

For information concerning Ms. Keane, see “Corporate Governance—Election of Directors.”

Name and present position with the Company	Age, period served in present position and other business experience
Brian D. Doubles Executive Vice President and Chief Financial Officer

Mr. Doubles, 41, has been our Executive Vice President and CFO since February 2014 and has served as CFO of GE’s North American retail finance business since January 2009 and a member of the board of directors of the Bank since 2009. From July 2008 to January 2009, Mr. Doubles served as Vice President of Financial Planning and Analysis of GE’s global consumer finance business. From March 2007 to July 2008, Mr. Doubles led the wind-down of GE’s U.S. mortgage business as CFO and subsequently as CEO. From May 2006 to March 2007, Mr. Doubles served as Vice President of Financial Planning and Analysis of GE’s North American retail finance business. From January 2001 to May 2006, Mr. Doubles served in roles of increasing responsibility for GE’s internal audit staff. From February 1998 to January 2001, Mr. Doubles held various roles as part of a GE management leadership program. Mr. Doubles received a B.S. in Engineering from Michigan State University.

Henry F. Greig Executive Vice President and Chief Risk Officer

Mr. Greig, 54, has been our Executive Vice President and CRO since February 2014 and has served as CRO of GE’s North American retail finance business since October 2010 and the Bank since May 2011. He was also a member of the board of directors of the Bank from 2011 to January 2016. From June 2004 to October 2010, Mr. Greig served as CRO of the Retail Card platform of GE’s North American retail finance business. From December 2002 to June 2004, Mr. Greig served as Vice President of Risk for GE’s North American retail finance business. From June 2000 to December 2002, Mr. Greig served as Vice President of Information & Customer Marketing of GE’s North American retail finance business. Prior to that, Mr. Greig served in various business and risk positions with GE affiliates. Mr. Greig received an A.B. in Mathematics from Bowdoin College and an M.S. in Applied Mathematics from Rensselaer Polytechnic Institute.

Jonathan S. Mothner Executive Vice President, General Counsel and Secretary

Mr. Mothner, 53, has been our Executive Vice President, General Counsel and Secretary since February 2014 and has served as General Counsel for GE’s North American retail finance business since January 2009 and the Bank since September 2011. From December 2005 to July 2009, Mr. Mothner served as Chief Litigation Counsel and Chief Compliance Officer of GE’s global consumer finance business. From June 2004 to December 2005, Mr. Mothner served as Chief Litigation Counsel and head of the Litigation Center of Excellence of GE Commercial Finance. From May 2000 to June 2004, Mr. Mothner served as Litigation Counsel of GE’s global consumer finance business. Prior to joining GECC, Mr. Mothner served in various legal roles in the U.S. Department of Justice and a private law firm. Mr. Mothner received a B.A. in Economics from Hobart College and a J.D. from New York University School of Law.

David P. Melito Senior Vice President, Chief Accounting Officer and Controller

Mr. Melito, 51, has been our Senior Vice President, Chief Accounting Officer and Controller since February 2014 and has served as Controller for GE’s North American retail finance business since March 2009. From January 2008 to March 2009, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Aviation Services. From January 2001 to January 2008, Mr. Melito served as Global Controller, Technical Accounting for GE Capital Commercial Finance. Prior to that, Mr. Melito worked in public accounting. Mr. Melito holds a B.A. in Accounting from Queens College, City University of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

COMPENSATION MATTERS

Name and present position with the Company	Age, period served in present position and other business experience
Thomas M. Quindlen Executive Vice President and Chief Executive Officer— Retail Card

Mr. Quindlen, 54, has been our Executive Vice President and CEO of our Retail Card platform since February 2014 and has served as Vice President of the Retail Card platform for GE’s North American retail finance business since December 2013. From January 2009 to December 2013, Mr. Quindlen served as Vice President and CEO of GECC Corporate Finance. From November 2005 to January 2009, Mr. Quindlen served as President of GECC Corporate Lending, North America. From March 2005 to November 2005, Mr. Quindlen served as Vice President and CEO of GECC Commercial Financial Services. From May 2002 to March 2005, Mr. Quindlen served as President and CEO of GECC Franchise Finance. From September 2001 to May 2002, Mr. Quindlen served as Senior Vice President of GECC Global Six Sigma for Commercial Equipment Financing. Prior to that, Mr. Quindlen served in various sales, marketing, business development and financial positions with GE affiliates. Mr. Quindlen received a B.S. in Accounting from Villanova University.

Glenn P. Marino Executive Vice President, Chief Executive Officer— Payment Solutions and Chief Commercial Officer

Mr. Marino, 60, has been our Executive Vice President and CEO of our Payment Solutions platform and our Chief Commercial Officer since February 2014 and has served as CEO of the Payment Solutions platform and as Chief Commercial Leader of GE’s North American retail finance business since December 2011. From July 2002 to December 2011 Mr. Marino served as CEO of the Sales Finance platform of GE’s North American retail finance business. From March 1999 to July 2002, Mr. Marino served as CEO of Monogram Credit Services, a joint venture between GE and BankOne (now JPMorgan Chase & Co.). From February 1996 to March 1999, Mr. Marino served as CRO of the Visa/MasterCard division of GE’s North American retail finance business. Prior to that, Mr. Marino served as Vice President of Risk within Citigroup’s U.S. retail banking business. Mr. Marino received a B.S. in Biology from Syracuse University and an M.B.A. from the University of Michigan.

David Fasoli Executive Vice President and Chief Executive Officer— CareCredit

Mr. Fasoli, 58, has been our Executive Vice President and CEO of our CareCredit platform since February 2014 and has served as President and CEO of the CareCredit platform of GE’s North American retail finance business since March 2008. From June 2003 to March 2008, he served as General Manager of the Home and Recreational Products Business of GE’s North American retail finance business. Prior to June 2003, Mr. Fasoli served as Vice President of Client Development of GE’s North American retail finance business and held several positions of increasing responsibility within GE and GE’s North American retail finance business in finance, client development, business integration and quality. Mr. Fasoli received a B.S. in Business and Economics from the State University of New York at Albany.

COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Our Named Executive Officers—The executive officers whose compensation we discuss in this Compensation Discussion and Analysis and whom we refer to as our named executive officers (“NEOs”) are Margaret M. Keane, President and CEO; Brian D. Doubles, Executive Vice President, CFO; Glenn P. Marino, Executive Vice President, CEO —Payment Solutions and Chief Commercial Officer; Jonathan S. Mothner, Executive Vice President, General Counsel and Secretary; and Thomas M. Quindlen, Executive Vice President and CEO—Retail Card.

2016 Performance—Synchrony performed very well in 2016 compared to goals established by the MDCC at the beginning of the year, as well as to our direct peers (Discover Financial Services, Capital One, American Express). We generated strong financial performance, growing our core business through all three sales platforms. We grew loan receivables by 11.8% over 2015, increased net interest income and net earnings by 11.9% and 1.7%, respectively, over 2015 and achieved our target efficiency ratio of less than 34%. We forged new relationships with Cathay Pacific, Nissan and At Home; renewed programs with TJX Companies, Stein Mart, Ashley Furniture Homestore, La-Z-Boy, Nationwide Marketing Group and Suzuki; and launched programs with partners like Citgo, Marvel, GoogleStore, Fareportal, Mattress Firm and The Container Store. We maintained a strong balance sheet with robust capital and liquidity levels and diversified funding sources, growing deposits by 20.0% at December 31, 2016 as compared to December 31, 2015.

The following charts show our performance in 2016 compared to 2015 and, in the case of Efficiency Ratio and Loan Receivables Growth, our performance versus peers. For Synchrony, Efficiency Ratio represents (i) other expense, divided by (ii) net interest income, after retailer share arrangements, plus other income.

* Peer Avg. = 2016 average for Discover Financial, Capital One and American Express, as publicly reported by such company.

29

COMPENSATION MATTERS

Compensation Philosophy—One of the key principles guiding Synchrony’s executive compensation program is that compensation programs should measure business and individual performance against both qualitative and quantitative goals and objectives. Synchrony’s executive compensation program is intended to discourage excessive or imprudent risk-taking while at the same time promoting and supporting our key compensation principles—our performance, our values, market competitiveness, internal equity, fair customer treatment and employees’ ability to raise concerns. The program is also designed to be consistent with our safety and soundness and to identify, measure, monitor and control incentive compensation arrangements.

Major Compensation Programs—Since our IPO in 2014, our employees have been granted equity awards consisting of restricted stock units (RSUs) and stock options pursuant to the Synchrony Financial 2014 Long-Term Incentive Plan, in addition to salary and annual cash incentive awards. In 2014, our executives began to transition away from participation in GE compensation programs. In 2016, they were completely integrated into Synchrony compensation programs. In 2014, salary, annual incentives, and triennial grants of three-year long-term incentives for our executives were based on GE programs. In 2015, compensation programs for our executives were based on Synchrony programs except for the outstanding triennial grants of three-year long-term incentives, which were still part of a GE program. In 2016, we transitioned long-term incentives to a Synchrony program in the form of Performance Share Units (“PSUs”). The 2016 PSUs granted to our executives are linked to our financial performance over the 2016-2018 period, will not vest unless performance conditions are met, and are intended to comprise half of the value of each employee’s equity-based incentive compensation.

Our major compensation components and their objectives are:

•	Base Salary—Provides market-based compensation based on experience, position and performance of the executives.

•	Annual Cash Incentive Awards—Focuses executives on short-term goals set by the fully independent MDCC through cash awards.

•	Annual Equity Awards—Aligns executives’ interests with stockholders through a combination of RSUs and stock options.

•	Long-Term Incentive Awards—Through the use of three-year vesting PSUs, focuses executives on long-term goals set by the MDCC.

COMPENSATION MATTERS

Target Pay—The MDCC reviews our compensation practices prior to making any decision on target pay and mix of pay, including (i) a detailed benchmarking study of peer compensation data, (ii) a pay for performance analysis comparing our compensation to our peers and to alignment with our performance, and (iii) a review of our executives’ stock ownership.

The chart below shows the target pay for our NEOs as of the end of 2016:

Name	Position	Base Salary	Target Annual Cash Incentive Pay	Target Annual Equity Award	Target Long-Term Incentive Awards (PSUs)	Target Total Pay
Margaret Keane	President and CEO	$1,100,000	$2,200,000	$2,750,000	$2,750,000	$8,800,000
Brian Doubles	Executive Vice President, CFO	$685,000	$685,000	$685,000	$685,000	$2,740,000
Glenn Marino	Executive Vice President, CEO—	$750,000	$600,000	$600,000	$600,000	$2,550,000
	Payment Solutions and Chief
	Commercial Officer
Jonathan	Executive Vice President,	$700,000	$560,000	$560,000	$560,000	$2,380,000
Mothner	General Counsel and Secretary
Thomas	Executive Vice President	$812,000	$825,000	$718,000	$650,000	$3,005,000
Quindlen	and CEO—Retail Card

Mix of Pay—The mix of target pay as of the end of 2016 for our CEO and CFO is shown below.

COMPENSATION MATTERS

Strong Governance—Our MDCC has implemented the following governance measures as part of our executive compensation programs:

•	Substantial portion of executive pay based on performance against goals set by the MDCC;

•	Risk governance framework underlies compensation decisions;

•	Stock ownership requirements for executive officers;

•	No hedging or pledging of company stock;

•	No employment agreements for executive officers;

•	No tax gross-ups for executive officers;

•	Limited perquisites;

•	Double-trigger vesting of equity and long-term incentive plan awards upon change in control;

•	Compensation subject to claw-back in the event of misconduct;

•	No backdating or repricing of stock option awards; and

•	Independent compensation consultant advises the MDCC.

2016 Say-On-Pay Advisory Vote on Executive Compensation—At our 2016 annual stockholder meeting, our investors supported the compensation for our named executive officers with approximately 95% of the votes approving the advisory say-on-pay item. Our MDCC considers the results of our say-on-pay advisory vote as part of its review of our overall compensation programs and policies.

Compensation Philosophy

Synchrony Program Principles

One of the key principles guiding Synchrony’s executive compensation program is that compensation programs should measure business and individual performance against both qualitative and quantitative goals and objectives. Synchrony’s executive compensation program is intended to discourage excessive or imprudent risk-taking while at the same time promoting and supporting the key principles outlined below. The program is also designed to be consistent with our safety and soundness and to identify, measure, monitor and control incentive compensation arrangements.

The key principles guiding this program and underlying the oversight of our program by Synchrony’s MDCC are:

•	Performance—compensation programs should measure business and individual performance against both qualitative and quantitative goals and objectives;

•	Values—compensation programs should be linked to how employees go about their work or, more specifically, how they demonstrate the behaviors we expect of our employees;

•	Market Competitiveness—compensation programs should be competitive with the external labor markets;

•	Internal Equity—compensation programs should be internally equitable, subject to the employee’s experience, performance and other relevant factors;

•	Prudent Risk—compensation programs, particularly in the form of incentive compensation, must not encourage employees to expose the Company to inappropriate or excessive risks and should be based in part on the long-term performance outcomes of risks taken. Risk should always be taken within approved policy limits, in accordance with the MDCC charter and key practices, and in consideration of Synchrony’s ability to effectively identify and manage such risks, including credit, operational and reputational risks;

•	Fair Customer Treatment—compensation programs should encourage employees to follow established company procedures and to treat customers fairly; and

•	Reporting Concerns—compensation programs should be designed in such a way as to encourage employees to raise concerns without fear of retaliation.

The consistent application of these design principles enables Synchrony to maintain compensation programs that are reasonable, balanced and effectively attract, retain, motivate and engage employees who strive to achieve the mission, goals and objectives of Synchrony in a way that is compatible with effective risk management controls. A robust performance review process is a critical element in all reward decisions.

COMPENSATION MATTERS

Key Considerations in Setting Compensation

For 2016, we used the following considerations in setting compensation for our NEOs:

Consistent and sustainable performance—Our executive compensation program provides the greatest pay opportunity when executives demonstrate superior performance for sustained periods of time. It also rewards executives for executing our Company’s strategy through business cycles, so that the achievement of long-term strategic objectives is not compromised by short-term considerations. The emphasis on consistent performance affects annual salary and equity incentive compensation. With the prior year’s salary and grant serving as an initial basis for consideration, such awards are determined based on an assessment of an executive’s past performance and expected future contributions. Because current-year, past and sustainable performance are incorporated into compensation decisions, any percentage increase or decrease in the amount of total annual compensation tends to be more gradual than in a framework that is focused solely or largely on current-year performance.

Future pay opportunity versus current pay—We strive to provide an appropriate mix of compensation elements to achieve a balance between current versus long-term, deferred compensation, cash versus equity incentive compensation, and other features that cause the amounts ultimately received by the NEOs to appropriately reflect risk and risk outcomes. Cash payments primarily, but not exclusively, reward more recent performance, whereas equity awards encourage our NEOs to continue to deliver results over a longer period of time, and serve as a retention tool. We believe that the compensation paid or awarded to our NEOs should be more heavily weighted toward rewards based on our Company’s sustained operating performance as well as our stock price performance over the long-term.

Qualitative and quantitative factors—Quantitative formulas are not used exclusively in determining the amount of compensation. While quantitative calculations and formulas set the funding and cap award levels for our performance-based programs, the MDCC can use qualitative factors such as performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth, the ability to lead others, and other considerations that cause the amounts ultimately received by the NEOs to appropriately reflect risk and risk outcomes.

Consideration of risk—Our compensation program is balanced, focused on the long term and takes into consideration the full range and duration of risks associated with an NEO’s activities. Under this structure, the highest amount of compensation can be achieved through consistent superior performance within the limits of our stated risk appetite. In addition, significant portions of compensation are earned only over the longer term and may be adjusted during the vesting period for risk outcomes. This provides strong incentives for executives to manage our Company for the long term while avoiding excessive risk-taking in the short term. As discussed further below, Synchrony’s MDCC reviews the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs.

Peer company pay—We also considered compensation levels and pay practices at our direct peers and other peer companies when making Synchrony equity grants in 2016. In addition to total assets and the availability of information in compensation databases, the selection criteria for the peer group focused on publicly traded financial services companies headquartered in the United States with either annual revenue or market capitalization equal to approximately one-half to two-times Synchrony’s annual revenue or market capitalization. When the MDCC established 2016 target compensation at its September 2015 meeting, Synchrony’s assets and annual revenue were at the 23rd and 78th percentile, respectively, of our peers, based on financial information from the most recent fiscal year prior to the meeting, and Synchrony’s market cap was at the 65th percentile of our peers as of September 1, 2015.

The list of peer companies used for understanding industry pay practices and target pay levels for 2016 includes the following financial services companies.

Consumer Finance	Data Processing	Commercial Banks
Alliance Data System	MasterCard Incorporated	BB&T Corporation
Ally Financial Inc.	Visa Inc.	Comerica Incorporated
American Express Company		Fifth Third Bancorp
Capital One Financial Corporation		Huntington Bancshares Incorporated
Discover Financial Services		KeyCorp
Navient Corporation		M&T Bank Corporation
The PNC Financial Services Group, Inc.
Regions Financial Corporation
SunTrust Banks, Inc.
U.S. Bancorp

33

COMPENSATION MATTERS

2016 Compensation Elements

The following summarizes the compensation elements used in 2016 to reward and retain our NEOs.

Base Salary

Base salaries for our NEOs depend on a number of factors, including the size, scope and impact of their role, the market value associated with their role, leadership skills and values, length of service, and individual performance and contributions. Decisions regarding salary increases are affected by the NEOs’ current salary and the amounts paid to their peers within and outside our Company. Salary increases in 2016 also reflect that this was the first year that Synchrony operated as a fully stand-alone public company after the completion of our split-off from GE in November 2015.

Annual Non-Equity Incentive Plan Award

Annual non-equity incentive plan awards to our NEOs are granted pursuant to Synchrony’s Annual Incentive Plan and, for 2016, were based on three equally weighted quantitative metrics, each as calculated in accordance with GAAP, consistent with our approach adopted in 2015. These metrics are designed to promote a balanced focus on profit, growth, risk and expenses:

•	Net Earnings—to align the interests of executives with the interest of stockholders;

•	Receivables Growth—to focus executives on expanding the business to drive future net earnings

•	Efficiency Ratio—to drive cost discipline.

Minimum, target and maximum performance levels are established for each metric by the MDCC based on Synchrony’s financial and economic outlook, and result in funding levels that are applied to an executive’s target annual incentive. The MDCC may make negative adjustments to the weighted funding based on views of company and individual performance, risk outcomes and other considerations. The goals for target payout require continued performance above historical peer median levels (in the case of Receivables Growth and Efficiency Ratio) or achieving our operating plan (in the case of Net Earnings).

Metric weighting, funding goals, actual performance and the payout funding for 2016 are shown below.

		100% Payout	Actual	Calculated
Metric	Weight	Target	Performance	Payout*
Net Earnings	1/3	$2.250B	$2.251B	101%

Receivables Growth	1/3	6%	11.8%	148%

Efficiency Ratio	1/3	33.5%	31.1%	150%

*Payout if threshold performance achieved ranges from 50% to a cap of 150% of target.

Annual RSU and Option Awards

In 2016, our NEOs received annual grants of RSUs and stock options under the Synchrony Financial 2014 Long-Term Incentive Plan. The amount of RSUs and stock options awarded to each NEO is based on target incentive levels for each executive, subject to adjustment by the MDCC. The 2016 awards were divided between RSUs (70%) and stock options (30%), with both awards vesting 20% per year over five years. Synchrony uses grants of stock options to focus its executives on delivering long-term value to its stockholders because options have value only to the extent that the price of Synchrony stock on the date of exercise exceeds the stock price on the grant date, as well as to retain its executives. Synchrony also grants RSUs to reward and retain executives by offering them the opportunity to receive shares of Synchrony stock on the date the restrictions lapse as long as they continue to be employed by the Company.

COMPENSATION MATTERS

Long-Term Performance Awards (PSUs)

In 2016, we adopted a performance-based, long-term incentive program under the Synchrony Financial 2014 Long-Term Incentive Plan, pursuant to which we issued PSUs that are linked to financial performance over the 2016-2018 performance period. The PSUs will be payable in shares of common stock based on our cumulative annual diluted earnings per share and average return on assets over the performance period, which were approved by the MDCC after evaluating several possible alternative performance metrics for this program. Each measure is weighted equally. These performance metrics align the interest of our executives with the interests of stockholders in an efficient and balanced manner, encouraging growth and ensuring that growth does not come at the cost of lower returns on assets. Grants of PSUs will vest at the end of 2018 in the event performance conditions are met.

Synchrony Financial Restoration Plan

The Restoration Plan mirrors the Company’s qualified 401(k) plan. The plan provides a continuation of Company contributions on salary and bonus that would have been made to our 401(k) plan but for various limitations imposed by the Internal Revenue Code of 1986 (the “Code”), along with additional Company contributions that cannot be made to the 401(k) plan. The plans are designed to include company contributions of (i) a 3% core contribution, (ii) a 4% match, and (iii) up to 10% additional contribution for former participants of GE pension plans, which will decline to 4% over the next three years. The Restoration Plan account is forfeited if an executive leaves voluntarily prior to age 60. For 2016, each of our NEOs received contributions to his or her Restoration Plan account, which are reported in the “All Other Compensation” column in the 2016 Summary Compensation Table.

Other Compensation

In 2016, Synchrony provided its executive officers with financial counseling, tax preparation services and annual physical examinations, which is reported in the “All Other Compensation” column in the 2016 Summary Compensation Table.

Synchrony Deferred Compensation Plan

Effective for 2016, we adopted our own deferred compensation plan, which does not pay an “above-market” rate of interest. The plan is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may, to the extent permitted by the administrator of the plan, elect to defer up to 80% (or such lower percentage, as determined by the plan administrator) of their base salary and bonus, and all or a portion of any other type of compensation, as determined by the plan administrator. The plan administrator will designate two or more investment benchmarks from which participants can select the benchmarks that will be used to determine the rate of return or loss applicable to their deferred compensation amounts. Participants will also make elections regarding the time and form of payment of their deferral under the plan, in accordance with Section 409A of the Code. We have established notional accounts attributable to participants’ deferrals, which will be adjusted based on participants’ investment elections.

Performance Objectives and Evaluations for Our Named Executive Officers for 2016

At the beginning of 2016, with the Board’s input, Ms. Keane developed the objectives that she believed should be achieved for our Company to be successful. These objectives include both quantitative financial measurements and qualitative strategic, operational and risk management considerations and are focused on the factors that Ms. Keane believes create long-term shareowner value. Ms. Keane’s 2016 performance was evaluated and measured against these goals by the MDCC to determine the appropriate incentive compensation awards for her. The amount of her incentive compensation was ultimately approved by the MDCC, based on their discretion and judgment. Ms. Keane did not participate in the determination of her compensation.

During 2016, our other NEOs reported directly to Ms. Keane, and developed their objectives based on our Company’s objectives related to their role. Each of our other NEOs’ objectives include both quantitative financial measurements and qualitative strategic, operational and risk management considerations affecting our Company and the sales platforms or functions that they lead. Each of our other NEOs’ 2016 performance was evaluated and measured against their respective goals by the MDCC, as well as by Ms. Keane. The amount of their incentive compensation was ultimately approved by the MDCC, based on the Company’s performance against goals established by the MDCC at the beginning of the year and based on the MDCC’s discretion and judgment. None of our other NEOs participated in the determination of their compensation.

COMPENSATION MATTERS

2016 CEO Performance Objectives and Achievements

The MDCC believes that Ms. Keane performed very well in 2016 in executing on the performance framework and 2016 financial objectives outlined below. Under Ms. Keane’s leadership, management delivered the following results on the qualitative and quantitative performance goals set for Synchrony by Ms. Keane with respect to 2016:

•	Grow core business on all three sales platforms—We extended our Retail Card program agreements with TJX Companies and Stein Mart, launched our new programs with Citgo, Marvel, Google Store and Fareportal, and announced our new partnerships with Cathay Pacific, Nissan and At Home. Program agreements accounting for nearly 99% of Retail Card platform revenue for the year ended December 31, 2016 currently have expiration dates in 2019 and beyond. We also launched key Payment Solutions programs with Mattress Firm and The Container Store, and extended our program agreements with Ashley Furniture HomeStore, La-Z-Boy, Nationwide Marketing Group and Suzuki. In our CareCredit network, we increased the number of provider locations to approximately 200,000 locations as of December 31, 2016.

•	Operate with strong balance sheet and financial profile—We grew loan receivables by 11.8% at December 31, 2016 as compared to December 31, 2015. We maintained stable credit metrics and remained disciplined on underwriting. For 2016, we reported a strong net interest margin of 16.1% and achieved an efficiency ratio of 31.1%, which was below our <34% target. We also maintained a strong balance sheet with robust capital and liquidity levels and diversified funding sources, growing deposits by 20.0% to $52.1 billion at December 31, 2016, compared to December 31, 2015. On July 7, 2016, our Board of Directors approved a share repurchase program of up to $952 million of our outstanding shares of common stock for the four quarters ending June 30, 2017. We also declared a dividend of $0.13 per share in each of the third and fourth quarters of 2016.

•	Build and invest for the future—We delivered leading capabilities in digital and the evolving payment landscape, enhanced our Enterprise Customer Engagement analytics and loyalty capabilities, and expanded in mid-market and online-only retailers. We also enhanced co-brand opportunities and grew our banking platform into a full-scale online bank.

•	Invest in talent and strengthen culture—We continued to build our leadership development programs for all levels in our organization, from university recruiting to executive level leadership training experiences. For university recruiting, we received three LEAD Awards in 2017, our first year of being nominated for such awards. The LEAD Awards recognize organizations globally that have the best use of or the best internally created leadership development programs. We received the number 2 ranking in “Best Customer Service Leadership Training Program,” the number 2 ranking in “Best Use of Team Building” and the number 8 ranking in “Best Innovation of Deployment of a Leadership Program.” We also continue to invest to ensure we recruit and retain a very diverse workforce, and support our teams through seven internal diversity networks that include Women, African American, Hispanic, Asian, Veteran, LGBT, and People with Disabilities. We were ranked in Fortune’s Top 50 best places to work for diversity, coming in at number 29.

•	Continue to build our brand externally—We continued to build a distinctive Synchrony Financial brand. This included the launch of an enterprise-wide brand platform (“Unique Ambitions”) to differentiate Synchrony with key audiences. We introduced a new creative and messaging approach (“What are you working forward to?”) that is memorable for Synchrony and continues to be amplified through advertising, social media and internal channels. We published editorial, thought-leadership and custom content to bring Synchrony’s perspective, data insights, technology and people into new places and to new audiences. Synchrony developed its first corporate sponsorship program with KAABOO Del Mar and the Rock n’ Roll Marathon series and activated dynamic opportunities for brand exposure, client hospitality, employee engagement, partner collaboration and consumer promotion.

•	Increase Corporate Citizenship—Launched a philanthropic platform called Synchrony Families that Work, focused on helping working families through grants and providing basic needs. Launched the 1st Annual Pay It Forward; A Month of Caring, which is a month-long global volunteer initiative with over 25 Synchrony sites participating including India, the Philippines and Puerto Rico. Nearly 2,000 volunteers gave more than 6,600 hours to approximately 100 projects that directly impacted 47,000 people. Held United Way Campaign at 22 U.S. sites and raised nearly $1 million. Held 1st Annual Doubles Dive, a polar bear plunge which raises money for local nonprofits. Seventy-five employees, friends and family members participated in the event in Westport, Connecticut. Partnered with the USTA Foundation to host Stamford Family Fun Day. More than 100 kids from four local nonprofits participated in an afternoon of educational and tennis activities.

COMPENSATION MATTERS

2016 Other NEO Compensation Decisions

Mr. Doubles

In addition to Mr. Doubles’ contributions toward our Company’s objectives described above, Ms. Keane specifically recognized that Mr. Doubles provided strong leadership of our finance organization, including driving excellent financial discipline across the business; maintaining strong controllership and risk management; supporting growth and strategic investment opportunities; supporting renewals of key deals; completing Synchrony’s first dividend and launching the share repurchase program; driving strong deposit growth; maintaining strong investor relations; further expanding his relationships with our key customers; and promoting career development and diversity.

Mr. Marino

In addition to his contributions toward our Company’s objectives described above, Ms. Keane specifically recognized that Mr. Marino provided strong leadership of the Payment Solutions sales platform, including growing the platform within approved risk tolerances; exceeding growth targets; successfully launching Synchrony’s Auto Network; signing new deals and extending key partnerships; and making multiple senior executive promotions within Payment Solutions to position the business for long-term growth.

Mr. Mothner

In addition to his contributions toward our Company’s objectives described above, Ms. Keane specifically recognized that Mr. Mothner provided strong leadership of our legal organization, including effectively engaging with regulators, including obtaining approval to declare Synchrony’s first dividend and begin a share repurchase program; supporting multiple business initiatives, including the successful renewal of key deals; successfully managing litigations and investigations; and continuing to drive corporate governance excellence, including the adoption of both majority voting and proxy access.

Mr. Quindlen

In addition to his contributions toward our Company’s objectives described above, Ms. Keane specifically recognized that Mr. Quindlen provided strong leadership of the Retail Card sales platform, including growing the platform within approved risk tolerances and delivering on critical growth metrics; building strong relationships with Retail Card partners; leading Retail Card’s risk culture and tone at the top; driving engagement with and the development of the Retail Card organization’s talent; and supporting diversity through hiring and promotion practices.

Other Compensation Practices

Stock Ownership Guidelines

We have established stock ownership guidelines to require the Company’s CEO and Executive Vice Presidents to own significant amounts of our common stock, thereby aligning their interests with the interest of our stockholders. The stock ownership guideline for our CEO is five times base salary, and the stock ownership guideline for Executive Vice Presidents, including the other four NEOs, is three times base salary, to be met within five years of being subject to the policy. Based on our closing stock price on December 30, 2016 ($36.27), our NEOs had the following ownership base-salary multiples:

Name of Executive	Required Multiple	Actual Ownership
Margaret Keane	5.0X	14.7X
Brian Doubles	3.0X	9.7X
Glenn Marino	3.0X	7.0X
Jonathan Mothner	3.0X	6.3X
Tom Quindlen	3.0X	8.1X

COMPENSATION MATTERS

Equity Grant Practices

The exercise price of each Synchrony stock option granted to our NEOs in 2016 was the closing price of Synchrony’s stock on the date of grant, which was April 1, 2016. Synchrony’s MDCC has delegated to the CEO the ability to grant equity-based awards to executives outside of the CEO’s staff to allow the Company to make timely decisions on hiring, performance and retention.

Hedging and Anti-Pledging Restrictions

Our Compensation Key Practices, which apply to all of our employees, include anti-hedging provisions that prohibit all employees from engaging in transactions in derivatives of or short-selling of Synchrony securities, including buying and writing options. We also maintain an anti-pledging policy that prohibits pledging activity in Synchrony securities.

Clawback Policy

Under the Company’s policy, if an employee has engaged in conduct detrimental to the Company or any of the Company’s subsidiaries, Synchrony’s MDCC may take a range of actions to remedy the misconduct, prevent its recurrence, and impose such discipline as would be appropriate. Discipline may vary depending on the facts and circumstances, and may include, without limitation, (a) termination of employment, (b) initiating an action for breach of fiduciary duty, (c) reducing, cancelling or seeking reimbursement of any paid or awarded compensation, and (d) if the conduct resulted in a material inaccuracy in the Company’s financial statements or performance metrics that affects the executive’s compensation, seeking reimbursement of any portion of incentive compensation paid or awarded to the executive that is greater than what would have been paid or awarded if calculated based on the accurate financial statements or performance metrics. If it is determined that an executive engaged in fraudulent misconduct, Synchrony’s MDCC will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Compensation and Risk

2016 Risk Review Process

Synchrony’s risk management culture is strongly supported by a thorough risk review process that focuses on whether the risks we take are within our risk appetite framework. In 2016, working cross-functionally, our CEO and senior executives from our risk and human resource teams identified the individuals considered to be Material Risk Takers (“MRTs”) or Material Risk Controllers (“MRCs”). These individuals were required to have annual goals and objectives specifically tied to risk and compliance standards. During the fourth quarter, our Control Function Leaders, our CEO, our Audit Committee, MDCC and Risk Committee conducted assessments on MRTs and MRCs, which took into consideration MRT/MRC behavior in relation to their annual goals and objectives as well as any adverse risk outcomes during the year. These assessments were included in each MRT/MRC’s annual performance evaluation. By conducting these risk review processes as well as maintaining full transparency on all of our risk management policies and procedures, we believe that we have been able to discourage inappropriate risk-taking.

Review of Compensation to NEOs Related to Risk Management

In 2016, the MDCC reviewed the relationship between our risk management policies and practices and the incentive compensation provided to our NEOs to confirm that their incentive compensation appropriately balances risk and reward and determined that our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company. The MDCC met with the CRO to discuss the annual risk assessment conducted with respect to incentive compensation plans in which all employees (including the NEOs) participate, including whether these arrangements had any features that might encourage excessive risk-taking that could threaten the value of the Company. The CRO also discussed the risk mitigation factors reviewed in the annual risk assessment, including the balance between financial and non-financial measures as well as the short-term and long-term oriented measures. The MDCC also continues to monitor a separate, ongoing risk assessment by senior management of our broader employee compensation practices consistent with the federal banking regulators’ guidance on sound incentive compensation policies.

COMPENSATION MATTERS

Risk Review of Incentive Plans

Each year, we conduct a risk analysis on each of our incentive plans using a risk analysis tool. This analysis covered 100% of our incentive eligible population and allowed us to gauge the degree to which our plans contribute to excessive risk-taking. The tool looks at six assessment categories (incentive design, strategic alignment/goal setting, pay opportunity, process, monitoring and administration) for each plan and assigns a rating score based on results. All of our incentive plans were rated such that they conform to or exceed key standards for risk management. Additionally, all incentive plans are reviewed each year and approved by our Chief Risk and Chief Human Resource Officers.

Role of Independent Compensation Consultant

Under its charter, the MDCC has the authority to retain such compensation consultants, outside counsel and other advisors as the MDCC may deem appropriate in its sole discretion. In 2016, the MDCC engaged Pay Governance to provide advice regarding market pay levels, strong pay practices, and other executive compensation matters. Pay Governance also provided advice to the Nominating and Governance Committee regarding director compensation. Other than these services, Pay Governance LLC does not provide any other services to the MDCC or to Synchrony. The MDCC has determined that Pay Governance LLC is independent and does not have any conflicts of interest.

Tax Considerations

Section 162(m) of the Code provides that no U.S. income tax deduction is allowable to a publicly held corporation for non-performance-based compensation in excess of $1 million paid to a “covered employee” (generally, the NEOs (other than the CFO)). “Performance-based compensation,” which is exempt from the $1 million limitation, must be payable based upon meeting objective performance goals established by our MDCC under a plan that has been approved by stockholders and meets other tax code requirements.

Our policy generally is to seek to qualify various elements of the compensation payable to executives as “performance-based compensation,” although we may pay non-deductible compensation in order to preserve the MDCC’s ability to structure our executive compensation program to meet the objectives discussed above, including to reward individual and team performance.

COMPENSATION COMMITTEE REPORT

The MDCC of the Board of Directors of Synchrony have reviewed and discussed the Compensation Discussion and Analysis with Synchrony’s management, and based on our review and discussions with management, we recommend to Synchrony’s Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the MDCC of the Board.

Richard C. Hartnack, Chair
Jeffrey G. Naylor
Laurel J. Richie

COMPENSATION MATTERS

2016 EXECUTIVE COMPENSATION

The following table contains 2016 compensation information for our NEOs.

2016 Summary Compensation Table

Name and Principal Position	Year	Salary		Bonus		Stock Awards(1)		Option Awards(2)		Non-Equity Incentive Plan Awards(3)	Change in Pension Value and Non- qualified Deferred Comp. Earnings(4)		All Other Comp.(5)		Total
Margaret Keane	2016		$1,092,923		—		$4,675,026		$825,428	$2,923,800		—		$743,180		$10,260,358
President and Chief Executive Officer	2015		$933,893		$912,500		$1,400,016		$599,742	$5,318,600		$3,077,387		$108,812		$12,350,949
	2014		$881,250		$2,287,500		$6,156,088		$2,636,436	—		$2,708,286		$114,101		$14,783,661
Brian Doubles	2016		$680,077		—		$1,077,760		$195,853	$ 910,400		—		$275,294		$3,139,384
Executive Vice President and Chief Financial Officer	2015 2014	$ $	631,394 555,000	$ $	427,500 877,500	$ $	456,758 3,256,773	$ $	195,672 1,394,589	$1,561,500 —	$ $	376,728 694,487	$ $	38,631 28,292	$ $	3,688,184 6,806,641
Glenn Marino	2016		$741,877		—		$975,135		$172,171	$ 797,400		—		$360,194		$3,046,776
Executive Vice President, Chief Executive Officer— Payment Solutions and Chief Commercial Officer	2015 2014	$ $	712,077 682,500	$ $	577,500 1,152,500	$ $	394,813 2,451,326	$ $	169,127 1,049,687	$1,723,000 —	$ $	943,196 1,558,558	$ $	113,799 98,126	$ $	4,633,512 6,992,697
Jonathan Mothner	2016		$669,250		—		$896,266		$158,247	$ 744,200		—		$256,451		$2,724,414
Executive Vice President, Secretary and General Counsel	2015 2014	$ $	660,447 600,000	$ $	425,000 825,000	$ $	364,008 1,932,702	$ $	155,939 827,541	$1,431,900 —	$ $	623,537 839,288	$ $	43,447 33,785	$ $	3,704,279 5,058,316
Tom Quindlen	2016		$812,000		—		$1,152,082		$215,453	$1,096,400		—		$383,443		$3,659,379
Executive Vice President and Chief Executive Officer—Retail Card	2015 2014	$ $	782,825 750,000	$ $	730,000 1,545,000	$ $	502,434 3,144,956	$ $	215,232 1,346,753	$2,313,400 —	$ $	1,226,711 2,568,861	$ $	108,802 73,951	$ $	5,879,404 9,429,521

(1)	For 2016, these amounts include the grant date fair value of three-year PSUs based on the probable outcome of the performance conditions: Ms. Keane ($2,750,010); Mr. Doubles ($621,004); Mr. Marino ($573,607); Mr. Mothner ($527,207); and Mr. Quindlen ($649,601). The value of these awards, assuming that the highest level of performance conditions will be achieved as follows: Ms. Keane ($4,125,030); Mr. Doubles ($931,521); Mr. Marino ($860,425); Mr. Mothner ($790,825); and Mr. Quindlen ($974,401).

(2)	This column represents the aggregate grant date fair value of stock options granted in 2016 in accordance with SEC rules. Synchrony measures the fair value of each stock option grant at the date of grant using a Black-Scholes option pricing model. The grant-date fair value of options granted in 2016 was $6.99, based on the following assumptions: risk-free interest rate of 1.5%; dividend yield of 1.5%; expected volatility of 26.3%; and expected lives of 6.5 years. See the “—2016 Grants of Synchrony Plan-Based Awards Table” for further information on stock options granted in 2016.

(3)	For 2015, this column includes amounts paid pursuant to the triennial 2013-2015 GE Long-Term Performance Awards (LTPAs), which includes the following cash amounts pursuant to the 2013-2015 GE Long-Term Performance awards: Keane—$2,415,600; Doubles—$667,500; Marino—$881,000; Mothner—$672,900; Quindlen—$1,125,400.

(4)	This column represents the sum of the change in pension value and nonqualified deferred compensation earnings for each of the NEOs. As of the completion of our split-off from GE in November 2015, our NEOs stopped accruing any benefits under the GE pension plans and GE deferred compensation plans, and amounts under the GE deferred compensation plans were paid out in 2016. For information about the 2015 and 2014 change in pension value and nonqualified deferred compensation earnings, see the 2015 Summary Compensation Table and the 2014 Summary Compensation Table.

(5)	See the “— 2016 All Other Compensation Table” for additional information about All Other Compensation paid in 2016.

COMPENSATION MATTERS

2016 All Other Compensation

In 2016, our NEOs received additional benefits, reflected in the table below, which Synchrony believed to be reasonable, competitive and consistent with its overall executive compensation program. The costs of these benefits are shown below after giving effect to any reimbursements by the NEOs.

2016 All Other Compensation Table

Name of Executive	Perquisites & Other Personal Benefits(1)	Value of Supplementary Life Insurance Premium(2)	Payments Relating to Employer Savings Plan(3)	Amounts Credited to Restoration Plan Account(4)	Total
Margaret Keane	$6,150	$67,773	$35,000	$634,257	$743,180
Brian Doubles	$8,500	$1,525	$42,563	$222,706	$275,294
Glenn Marino	$13,500	$80,163	$42,321	$224,209	$360,194
Jonathan Mothner	$8,500	$7,934	$42,243	$197,774	$256,451
Tom Quindlen	$15,500	$30,719	$42,275	$294,950	$383,443

(1)	Amounts in this column include financial counseling for all of the NEOs and annual physical examinations for Messrs. Doubles, Mothner, Marino and Quindlen.

(2)	This column reports taxable payments made to the NEOs to cover premiums for universal life insurance policies owned by the executives. These policies include: (a) for Ms. Keane and Messrs. Marino and Quindlen, life insurance policies totaling $1 million in coverage at the time of enrollment, increased 4% annually thereafter and (b) life insurance policies for each of the NEOs with coverage amounts fixed at two times their annual pay at the time of the completion of our split-off from GE. These policies are intended to maintain benefits that existed for these executives as GE employees prior to the completion of our split-off from GE and in lieu of life insurance benefits that are provided to other Synchrony employees. The face value of the life insurance policies for Ms. Keane and Messrs. Marino and Quindlen is less than what they would have received under the standard life insurance program for Synchrony employees.

(3)	This column reports Company core contributions, matching contributions and additional contributions to the NEOs’ 401(k) savings accounts up to the limitations imposed under IRS rules, and Synchrony 401(k) Company contributions.

(4)	This column reports Company core contributions, matching contributions and additional contributions to the NEOs’ Restoration Plan accounts. For additional details on the Restoration Plan and the specific design elements of the plan, see “2016 Compensation Elements—Synchrony Financial Restoration Plan.”

COMPENSATION MATTERS

2016 Grants of Plan-Based Awards

The following table provides information about Synchrony equity awards granted to the NEOs in 2016: (i) the grant date, (ii) the number of shares or stock units underlying stock awards granted to the NEOs under the Synchrony Financial 2014 Long-Term Incentive Plan, (iii) the number of other securities underlying option awards granted to the NEOs under the Synchrony Financial 2014 Long-Term Incentive Plan, (iv) the exercise or base price of the stock option grants, which reflects the closing price of Synchrony common stock on the date of grant, and (v) the grant date fair value of each option grant computed in accordance with applicable SEC rules.

2016 Grants of Synchrony Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number	All Other Option Awards: Number of	Exercise or Base	Grant Date Fair Value
Name of Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (# units)	Target (# units)	Maximum (# units)	of Shares of Stock or Units(3)	Securities Underlying Options(4)	Price of Option Awards	of Stock and Option Awards(5)
Margaret Keane	4/1/16	$1,100,000	$2,200,000	$3,300,000	46,881	93,761	140,642	65,633	118,087	$29.33	$5,500,454
Brian Doubles	4/1/16	$ 342,500	$ 685,000	$1,027,500	10,587	21,173	31,760	15,573	28,019	$29.33	$1,273,613
Glenn Marino	4/1/16	$ 300,000	$ 600,000	$ 900,000	9,779	19,557	29,336	13,690	24,631	$29.33	$1,147,305
Jonathan Mothner	4/1/16	$ 280,000	$ 560,000	$ 840,000	8,988	17,975	26,963	12,583	22,639	$29.33	$1,054,513
Tom Quindlen	4/1/16	$ 412,500	$ 825,000	$1,237,500	11,074	22,148	33,222	17,132	30,823	$29.33	$1,367,535

(1)	These columns show the annual incentive cash awards that are linked to Synchrony’s performance over the 2016 performance period. Cash awards are payable based on three equally-weighted quantitative metrics: net earnings, receivables growth and efficiency ratio.

(2)	These columns show the number of PSUs granted as long-term performance awards that are linked to Synchrony’s performance over the 2016–2018 performance period. The PSUs will be payable in shares of common stock based on our cumulative annual diluted earnings per share and average return on assets over the performance period provided performance and vesting conditions are met.

(3)	This column shows the number of RSUs granted as part of the annual equity incentive grant in April. These RSUs will vest and become exercisable ratably in five equal annual installments beginning one year from the date of grant and each year thereafter.

(4)	This column shows the number of stock options granted as part of the annual equity incentive grant in April. These stock options will vest and become exercisable ratably in five equal annual installments beginning one year from the date of grant and each year thereafter.

(5)	This column shows the aggregate grant date fair value of PSUs, RSUs and stock options granted to the NEOs in April. Generally, the aggregate grant date fair value is the expected accounting expense that will be recognized over the award’s vesting schedule. For stock options, fair value is calculated using the Black-Scholes value of an option on the grant date ($6.99 on April 1, 2016). For RSUs and PSUs, the value is assumed to be the stock price on date of grant. For additional information on the valuation assumptions, refer to the “— 2016 Summary Compensation Table” above.

2016 Outstanding Synchrony Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of Synchrony common stock and Synchrony equity awards by the NEOs. This table includes unexercised (both vested and unvested) option grants and unvested RSUs with vesting conditions that were not satisfied as of December 31, 2016. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown following this table.

COMPENSATION MATTERS

2016 Outstanding Synchrony Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards

Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Margaret Keane	7/31/14	0	323,218	$23.00	7/31/24	7/31/14	213,044	$7,727,106
	9/17/14	25,926	47,889	$24.55	9/17/24	9/17/14	30,699	$1,113,453
	4/1/15	12,706	50,826	$30.41	4/1/25	4/1/15	36,831	$1,335,860
	4/1/16	0	118,087	$29.33	4/1/26	4/1/16	65,633	$2,380,509
						4/1/16			93,761	$3,400,711
Brian Doubles	7/31/14	0	184,696	$23.00	7/31/24	7/31/14	121,740	$4,415,510
	9/17/14	5,609	17,415	$24.55	9/17/24	9/17/14	11,163	$404,882
	4/1/15	4,145	16,583	$30.41	4/1/25	4/1/15	12,016	$435,820
	4/1/16	0	28,019	$29.33	4/1/26	4/1/16	15,573	$564,833
						4/1/16			21,173	$767,945
Glenn Marino	7/31/14	0	139,099	$23.00	7/31/24	7/31/14	91,685	$3,325,415
	9/17/14	8,707	13,061	$24.55	9/17/24	9/17/14	8,373	$303,689
	4/1/15	3,583	14,333	$30.41	4/1/25	4/1/15	10,387	$376,736
	4/1/16	0	24,631	$29.33	4/1/26	4/1/16	13,690	$496,536
						4/1/16			19,557	$709,332
Jonathan Mothner	7/31/14	0	115,435	$23.00	7/31/24	7/31/14	76,087	$2,759,675
	9/17/14	1,644	6,966	$24.55	9/17/24	9/17/14	4,466	$161,982
	4/1/15	3,303	13,216	$30.41	4/1/25	4/1/15	9,576	$347,322
	4/1/16	0	22,639	$29.33	4/1/26	4/1/16	12,583	$456,385
						4/1/16			17,975	$651,953
Tom Quindlen	7/31/14	0	174,307	$23.00	7/31/24	7/31/14	114,892	$4,167,133
	9/17/14	12,770	19,156	$24.55	9/17/24	9/17/14	12,280	$445,395
	4/1/15	4,560	18,240	$30.41	4/1/25	4/1/15	13,218	$479,417
	4/1/16	0	30,823	$29.33	4/1/26	4/1/16	17,132	$621,378
						4/1/16			22,148	$803,308

(1)	The market value of the stock awards represents the product of the closing price of Synchrony common stock as of December 30, 2016, which was $36.27, and the number of shares underlying each such award.

(2)	PSUs granted in 2016 vest, to the extent earned, on December 31, 2018. The market value of PSUs that have not vested as of December 31, 2016 was calculated using the closing price of Synchrony common stock as of December 30, 2016, which was $36.27, multiplied by the number of unvested units based on achieving target performance goals.

2016 Outstanding Synchrony Equity Awards Vesting Schedule

Name of Executive	Grant Date	Option Awards Vesting Schedule(1)	Grant Date	Stock Awards Vesting Schedule(2)
All NEOs	7/31/14	100% vests 7/31/18	7/31/14	100% vests 7/31/18
	9/17/14	20% vests 9/17/17, 9/17/18 and 9/17/19	9/17/14	20% vests 9/17/17, 9/17/18 and 9/17/19
	4/1/15	20% vests 4/1/18, 4/1/19 and 4/1/20	4/1/15	20% vests 4/1/18, 4/1/19 and 4/1/20
	4/1/16	20% vests 4/1/18, 4/1/19, 4/1/20 and 4/1/21	4/1/16	20% vests 4/1/18, 4/1/19, 4/1/20 and 4/1/21
			4/1/16	100% vests 12/31/18(3)

(1)	This column shows the vesting schedule of unexercisable or unearned options reported in the “Number of Securities Underlying Unexercised Options (Unexercisable)” column of the “—2016 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The stock options vest on the anniversary of the grant date in the years shown in the table above.

(2)	This column shows the vesting schedule of unvested RSUs reported in the “Number of Shares or Units of Stock That Have Not Vested” column and unvested PSUs reported in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column of the “—2016 Outstanding Synchrony Equity Awards at Fiscal Year-End Table.” The RSUs vest on the anniversary of the grant date in the years shown in the table above.

(3)	The PSUs vest, to extent earned, on December 31, 2018.

COMPENSATION MATTERS

2016 Synchrony Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of the NEOs in 2016, including:

Synchrony Deferred Compensation

As discussed above, effective for 2016, we adopted our own deferred compensation plan, which does not pay an “above-market” rate of interest. The plan is available to a select group of management and highly compensated employees of Synchrony and any of its participating affiliates. Under the plan, eligible employees may, to the extent permitted by the administrator of the plan, elect to defer up to 80% (or such lower percentage, as determined by the plan administrator) of their base salary and bonus, and all or a portion of any other type of compensation, as determined by the plan administrator.

Synchrony Financial Restoration Plan

As discussed above, the Restoration Plan mirrors the Company’s qualified 401(k) plan. The plan provides a continuation of Company contributions on salary and bonus that would have been made to our 401(k) plan but for various limitations imposed by the Internal Revenue Code of 1986 (the “Code”), along with additional Company contributions that cannot be made to the 401(k) plan. The plans are designed to include Company contributions of (i) a 3% core contribution, (ii) a 4% match, and (iii) up to 10% additional contribution for former participants of GE pension plans, which will decline to 4% over the next three years. The Restoration Plan account is forfeited if an executive leaves voluntarily prior to age 60. For 2016, each of our NEOs received contributions to his or her Restoration Plan account, which are reported in the “All Other Compensation” column in the 2016 Summary Compensation Table.

2016 Synchrony Nonqualified Deferred Compensation

Name of Executive	Type of Plan	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(1)	Aggregate Balance at Last Fiscal Year-End
Margaret Keane	Restoration Plan	—	$634,257	$ 2,169	$636,426
	Deferred Comp Plan	—	—	—	—
Brian Doubles	Restoration Plan	—	$222,706	$22,419	$245,125
	Deferred Comp Plan	—	—	—	—
Glenn Marino	Restoration Plan	—	$224,209	$34,375	$249,809(2)
	Deferred Comp Plan	—	—	—	—
Jonathan Mothner	Restoration Plan	—	$197,774	$ 3,549	$201,322
	Deferred Comp Plan	—	—	—	—
Tom Quindlen	Restoration Plan	—	$294,950	$31,952	$326,902
	Deferred Comp Plan	—	—	—	—

(1)	The earnings on amounts contributed to the Restoration Plan may be positive or negative, depending on the NEO’s investment choice.

(2)	The aggregate balance at year-end reflects a deduction of $8,775 to pay taxes pursuant to the Federal Insurance Contributions Act (FICA). This tax only applies to Mr. Marino because Mr. Marino is the only NEO who has reached the age to be eligible for retirement.

COMPENSATION MATTERS

2016 Potential Payments Upon Termination or Change-in-Control At Fiscal Year-End

The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2016, given the NEO’s compensation and service levels as of such date and based on Synchrony’s closing stock price on December 30, 2016, as applicable. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, Synchrony’s stock price, as applicable, and the executive’s age.

Executive Severance Plan

The purpose of the Executive Severance Plan is to secure the continued services and ensure the continued dedication of our NEOs and other executives. The Executive Severance Plan provides that if a participating executive is laid off, such executive will be entitled to the following:

•	CEO—18 months of the CEO’s base salary, offset by all other severance benefits that the CEO will receive from the Company in connection with being laid off; and

•	Other NEOs—12 months of an NEO’s base salary, offset by all other severance benefits that the NEO will receive from the Company in connection with being laid off.

CIC Severance Plan

The purpose of the CIC Severance Plan is to secure the continued services and ensure the continued dedication and objectivity of these executives in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a change in control of the Company. The CIC Severance Plan provides for the following severance benefits upon a qualifying termination of employment within 30 months following a change in control:

•	CEO—lump sum payment equal to the sum of (1) the CEO’s prorated bonus for the year of termination, (2) the product of two-and-one-half multiplied by the sum of the CEO’s annual base salary and target bonus, and (3) an amount equal to 30 months of the employer portion of the monthly premium or cost of coverage for the health benefits elected by the CEO, based on the rates for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“Healthcare Premiums”). In addition, for 30 months following the CEO’s termination of employment, the CEO will be entitled to reasonable executive outplacement services.

•	Other NEOs—lump sum payment equal to the sum of (1) the NEO’s prorated bonus for the year of termination, (2) the product of two multiplied by the sum of the NEO’s annual base salary and target bonus, and (3) an amount equal to 24 months of Healthcare Premiums. In addition, for 24 months following the NEO’s termination of employment, the NEO will be entitled to reasonable executive outplacement services.

Synchrony Equity Awards

If one of the NEOs were to die or become disabled, any un-exercisable stock options become exercisable and remain exercisable until their expiration date. In the event of disability, this provision applies only to options that have been held for at least one year. For these purposes, “disability” generally means disability resulting in the NEO being unable to perform his job. Remaining restrictions on RSUs that were awarded prior to death or disability lapse immediately. In addition, any unvested options or RSUs held for at least one year become fully vested upon becoming retirement-eligible (reaching age 60 with three years of service), depending on the terms of the particular award. For involuntary termination, awards are either pro-rated (if under age 60 and less than 20 years of service) or fully vest if over 20 years of service.

COMPENSATION MATTERS

Payment Upon Termination as of Year-End Tables

The following tables show the payments that each of our NEOs would have received under various termination scenarios on December 31, 2016. Termination upon a change in control reflects amounts assuming each NEO’s employment was terminated by the Company without “cause” or by the executive for “good reason” within 30 months of the specified time period prior to or following the change in control. Other than Mr. Marino, none of the NEOs were eligible to retire as of December 31, 2016; therefore, the NEOs, other than Mr. Marino, do not have any values in the retirement termination columns below. The tables below assume a stock price of $36.27, the closing price of a share of our common stock on December 30, 2016.

Margaret Keane

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination	Pre-60 Retirement	Death or Disability	Change-in- Control
Severance	—	—	$1,650,000	—	—	$8,250,000
RSUs	—	—	$7,117,773	—	$12,556,928	$12,556,928
Stock Options	—	—	$3,450,432	—	$5,967,726	$5,967,726
PSUs	—	—	—	—	$3,400,711	$3,400,711
Annual Cash Incentive	—	—	$2,923,800	—	$2,923,800	$2,923,800
Medical Benefits	—	—	—	—	—	$37,511
Outplacement	—	—	—	—	—	$14,750
Restoration Plan	—	—	$636,426	—	$636,426	$636,426
Deferred Compensation	—	—	—	—	—	—
Total	—	—	$15,778,431	—	$25,485,591	$33,787,853
Brian Doubles
Element of Pay	For Cause	Voluntary Termination	Involuntary Termination	Pre-60 Retirement	Death or Disability	Change-in- Control
Severance	—	—	$ 685,000	—	—	$2,740,000
RSUs	—	—	$3,088,055	—	$5,821,045	$5,821,045
Stock Options	—	—	$1,631,402	—	$2,946,648	$2,946,648
PSUs	—	—	—	—	$767,945	$767,945
Annual Cash Incentive	—	—	$ 910,400	—	$910,400	$910,400
Medical Benefits	—	—	—	—	—	$30,254
Outplacement	—	—	—	—	—	$11,800
Restoration Plan	—	—	$ 245,125	—	$245,125	$245,125
Deferred Compensation	—	—	—	—	—	—
Total	—	—	$6,559,982	—	$10,691,163	$13,473,217

Glenn Marino
Element of Pay	For Cause	Voluntary Termination	Involuntary Termination	Retirement	Death or Disability	Change-in- Control
Severance	—	—	$ 750,000	—	—	$2,700,000
RSUs	—	—	$2,689,530	$2,689,530	$4,502,376	$4,502,376
Stock Options	—	—	$1,352,264	$1,352,264	$2,253,849	$2,253,849
PSUs	—	—	—	—	$ 709,332	$709,332
Annual Cash Incentive	—	—	$ 797,400	$797,400	$ 797,400	$797,400
Medical Benefits	—	—	—	—	—	$18,884
Outplacement	—	—	—	—	—	$11,800
Restoration Plan	—	—	$ 249,809	$249,809	$ 249,809	$249,809
Deferred Compensation	—	—	—	—	—	—
Total	—	—	$5,839,003	$5,089,003	$8,512,767	$11,243,451

COMPENSATION MATTERS

Jonathan Mothner

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination	Pre-60 Retirement	Death or Disability	Change-in- Control
Severance	—	—	$ 700,000	—	—	$2,520,000
RSUs	—	—	$1,921,956	—	$3,725,364	$3,725,364
Stock Options	—	—	$1,005,020	—	$1,848,024	$1,848,024
PSUs	—	—	—	—	$ 651,953	$ 651,953
Annual Cash Incentive	—	—	$ 744,200	—	$ 744,200	$ 744,200
Medical Benefits	—	—	—	—	—	$ 30,375
Outplacement	—	—	—	—	—	$ 11,800
Restoration Plan	—	—	$ 201,322	—	$ 201,322	$ 201,322
Deferred Compensation	—	—	—	—	—	—
Total	—	—	$4,572,498	—	$7,170,864	$9,733,039

Tom Quindlen

Element of Pay	For Cause	Voluntary Termination	Involuntary Termination	Pre-60 Retirement	Death or Disability	Change-in- Control
Severance	—	—	$ 812,000	—	—	$ 3,274,000
RSUs	—	—	$3,442,455	—	$ 5,713,323	$ 5,713,323
Stock Options	—	—	$1,728,865	—	$ 2,858,360	$ 2,858,360
PSUs	—	—	—	—	$ 803,308	$ 803,308
Annual Cash Incentive	—	—	$1,096,400	—	$ 1,096,400	$ 1,096,400
Medical Benefits	—	—	—	—	—	$ 30,254
Outplacement	—	—	—	—	—	$ 11,800
Restoration Plan	—	—	$ 326,902	—	$ 326,902	$ 326,902
Deferred Compensation	—	—	—	—	—	—
Total	—	—	$7,406,622	—	$10,798,293	$14,114,348

COMPENSATION MATTERS

INDEPENDENT DIRECTORS’ COMPENSATION

Our compensation program for independent directors is designed to achieve the following goals: (a) fairly pay directors for work required at a company of our size and scope of operations; (b) align directors’ interests with the long-term interests of our stockholders; and (c) have a compensation structure that is simple, transparent and easy for stockholders to understand. Our Nominating and Corporate Governance Committee reviews director compensation annually.

Each independent director currently receives annual compensation of $210,000, of which $75,000 is paid in cash and $135,000 is paid in RSUs. The RSUs are subject to a three-year vesting period and will be credited with amounts equivalent to any regular quarterly dividends paid on our common stock, which amounts will be reinvested in additional RSUs. In light of the workload and broad responsibilities of their positions, certain independent directors currently receive additional compensation as follows: the Chair of our Board receives an additional $235,000, of which $110,000 is paid in cash and $125,000 is paid in RSUs, the Chairs of the Audit Committee and Risk Committee each receive an additional $35,000 in annual cash compensation, and the Chairs of the Nominating and Corporate Governance Committee and the Company’s MDCC each receive an additional $20,000 in annual compensation. Separately, for each Board committee meeting attended, an independent director receives $2,000 in cash. If an independent director is also a director of the Bank and attends a meeting of a Bank committee that takes place on a day when the analogous Board committee is not meeting, the independent director receives $2,000 in cash for such meeting. Independent directors can defer up to 80% of their annual cash compensation and RSUs into deferred stock units, which will be paid out after they leave our Board.

The compensation amounts reported in the table below for our independent directors reflect a combination of our current compensation program described above, which was effective on October 1, 2016, and our previous compensation program for the remainder of 2016. Previously, each independent director received annual compensation of $160,000, of which $50,000 was paid in cash and $110,000 was paid in RSUs. Also, under the previous program, the Chair of our Board received an additional $90,000 in annual cash compensation. The remaining elements of our previous program are the same as described above for our current program.

We require each independent director to own at least $375,000 in our common stock, RSUs or deferred stock units while a member of our Board. Each independent director has four years to satisfy this requirement. Individual and joint holdings of our common stock with immediate family members, including unvested time-based restricted stock, RSUs and deferred stock units count toward this requirement.

2016 Independent Directors’ Compensation Table

Name of Director	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Paget L. Alves	$ 92,250	$116,310	$208,560
Arthur W. Coviello, Jr.	$ 74,250	$116,310	$190,560
William W. Graylin	$ 76,250	$116,310	$192,560
Roy A. Guthrie	$111,250	$116,310	$227,560
Richard C. Hartnack	$181,250	$147,574	$328,824
Jeffrey G. Naylor	$127,250	$116,310	$243,560
Laurel J. Richie	$ 80,250	$116,310	$196,560
Olympia J. Snowe	$108,250	$116,310	$224,560

(1)	Amount of cash compensation received in 2016 for Board and committee service and meeting attendance.

(2)	Aggregate grant date fair value of RSUs granted in 2016. Grant date fair value is calculated by multiplying the number of RSUs granted by the closing price of Synchrony common stock on the grant date, which was $28.66 for March 31, 2016 grants, $25.28 for June 30, 2016 grants, $28.00 for September 30, 2016 grants and $36.27 for December 31, 2016 grants.

COMPENSATION MATTERS

ITEM 3—ADOPTION OF THE AMENDMENT TO THE SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN AND RE-APPROVAL OF PERFORMANCE MEASURES

On February 22, 2017, the Board approved amending the Synchrony Financial 2014 Long-Term Incentive Plan subject to the approval of our stockholders. We refer to the Synchrony Financial 2014 Long-Term Incentive Plan prior to such amendment as the “Old LTIP” and to the plan subsequent to such amendment as the “Amended LTIP,” and we refer to the Old LTIP and Amended LTIP collectively as the “LTIP.” The purpose of the amendment is to increase the number of shares available for issuance under the LTIP by 46,000,000 shares, from 16,605,417 shares to 62,605,417 shares. The LTIP, as proposed to be amended and as shown in an amended and restated form, is attached to this Proxy Statement as Appendix A.

Under the LTIP, various equity or cash-based awards may be granted to eligible participants, as described in further detail below. As of April 1, 2017, approximately 793,061 shares remained available for issuance under the Old LTIP. The Amended LTIP increases the aggregate number of shares reserved under the LTIP from 16,605,417 shares to 62,605,417 shares. Accordingly, if the Amended LTIP is approved, approximately 46,793,061 shares will remain available for issuance under the LTIP. Under the terms of the LTIP, this number may be increased to the extent that awards previously made under the LTIP are forfeited or otherwise terminated without delivery of shares or other consideration. We expect that there are sufficient shares currently remaining available under the Old LTIP to enable us to make equity awards under our compensation programs through the Annual Meeting. We are requesting approval of the Amended LTIP to enable us to make regular annual and other equity awards under our compensation programs after that date.

We believe it is important that the Amended LTIP be approved because we view long-term incentives as a vital component of our executive compensation program. We believe that long-term incentives help us encourage our officers, employees, non-employee directors and consultants to have a proprietary interest in the growth and performance of the Company. We believe that long-term incentives provide an increased incentive to contribute to the Company’s future success and prosperity, which enhances the value of the Company for the benefit of its stockholders and enhances the Company’s ability to attract and retain qualified individuals.

Approval of the Amended LTIP will also constitute re-approval, for purposes of Section 162(m), of the material terms of the performance measures contained in the LTIP that are to be used in connection with awards under the LTIP that are intended to qualify as “performance-based” compensation for purposes of Section 162(m). One of the conditions for compensation to be considered “performance-based” under Section 162(m) is that the material terms under which such compensation will be paid (the class of eligible employees, performance criteria and the per-person maximums) be disclosed to and approved by stockholders every five years. By approving the Amended LTIP, stockholders will also be approving the material terms of the performance goals under the LTIP.

The LTIP includes a number of corporate governance provisions, including the following: (1) the LTIP is administered by the MDCC, which is composed entirely of independent non-employee directors, (2) stock options and stock appreciation rights (SARs) cannot be re-priced without stockholder approval, (3) the LTIP limits the size of awards that may be granted during any one year to any one participant, (4) the LTIP does not permit reload options or have “evergreen” provisions that automatically add shares to the reserve, and (5) the LTIP does not include any tax gross-up provisions.

The following is a description of the material terms of the LTIP. This description is qualified in its entirety by reference to the LTIP, a copy of which, as proposed to be amended and as shown in an amended and restated form, has been included as Appendix A to this proxy statement.

COMPENSATION MATTERS

Material Terms of the Synchrony Financial 2014 Long-Term Incentive Plan

Effective date and term. The LTIP was initially effective as of May 21, 2015, the date of its approval by the Company’s stockholders. No award may be granted under the LTIP on or after the date that is 10 years from July 10, 2014, the date the Old LTIP was approved by the Board.

Administration. The LTIP is administered by the Company’s MDCC, which has the authority to make any determination or take any action that it deems necessary or desirable for the administration of the LTIP, including, for example, to: (i) establish rules and guidelines for the administration of the LTIP, (ii) select the participants to whom awards are granted, (iii) determine the types of awards to be granted and the number of shares covered by such awards, (iv) set the terms and conditions of such awards and (v) cancel, suspend and amend awards. The MDCC has discretion to make determinations with respect to and interpret the LTIP and award agreements. The MDCC may delegate its authority under the LTIP, including to the chairman of the MDCC, a subcommittee of the MDCC, or to one or more officers or managers of the Company; provided, however, that the MDCC may not delegate to officers or managers of the Company its authority to grant awards and to cancel or suspend awards for executive officers and directors of the Company who file reports under Section 16 of the Exchange Act.

Eligibility. Officers, employees, consultants and non-employee directors of the Company and its affiliates are eligible to participate in the LTIP. The Company does not currently have any consultants designated as eligible to participate in the LTIP.

Number of shares available for issuance. Subject to adjustment as described below and the adoption of the Amended LTIP, a total of 62,605,417 shares of our common stock (including authorized and unissued shares and treasury shares) will be available for granting awards under the LTIP. If any shares covered by an award under the LTIP are forfeited or otherwise terminated without delivery of shares or other consideration, then the shares covered by such an award shall again be available for granting awards under the LTIP. In an acquisition, any awards made and any of the shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company will not be counted against the shares available for granting awards under the LTIP. Dividend equivalents denominated in shares and awards not denominated, but potentially payable, in shares shall be counted against the aggregate number of shares available for granting awards under the LTIP in such amount and at such time as the dividend equivalents and such awards are settled in shares. Shares surrendered for the payment of the exercise price or withholding taxes under stock options or SARs, and stock repurchased in the open market with the proceeds of an option exercise, may not again be made available for issuance under the LTIP. In addition, shares that were subject to an option or stock-settled SAR and were not issued upon the net settlement or net exercise of such option or SAR will also not be made available for issuance.

Adjustments. In the event of certain corporate transactions or events affecting the number or type of outstanding common shares of the Company, including, for example, a dividend or other distribution (whether in cash or stock), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or issuance of warrants, the MDCC will make adjustments as it deems appropriate in order to prevent dilution or enlargement of LTIP benefits. These adjustments include: (i) changing the number and type of shares to be issued under the LTIP and outstanding awards, (ii) changing the per participant limitations on awards and the grant, purchase or exercise price of outstanding awards and (iii) changing the restriction on the total amount of shares subject to options or SARs, or the total amount of restricted stock, restricted stock units (RSUs), performance awards or other stock-based awards that may be granted. The MDCC may also make adjustments in the terms of awards in connection with acquisitions of another business or business entity in which the Company assumes outstanding employee awards or the right or obligation to make future awards, and make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations, or accounting principles.

Awards. Awards generally will be granted for no cash consideration. We intend that, under the LTIP, awards may provide that upon exercise the participant will receive cash, stock, other securities, other awards, other property, or any combination thereof, as the MDCC will determine. The exercise price per share of common stock purchasable under any stock option, the grant price of any SAR, and the purchase price of any security which may be purchased under any other stock-based award will be not less than 100% of the fair market value of the stock or other security on the date of the grant of such option, SAR, or right. It is intended that, under the LTIP, any exercise or purchase price may be paid in cash or, if permitted by the MDCC, by surrender of shares.

COMPENSATION MATTERS

Award limits. The awards which may be granted under the LTIP are generally subject to the following limits. The maximum number of our shares of common stock with respect to which stock options or SARs may be granted or measured to any participant during any fiscal year is 3,000,000 shares. The maximum number of our shares of common stock with respect to which restricted stock, RSUs, performance awards and other stock-based awards may be granted to any participant during any fiscal year is 1,000,000 shares. With respect to awards denominated in cash, the maximum amount that may be earned during any fiscal year by an individual participant of the LTIP is $20,000,000. These provisions are designed so that compensation resulting from awards can qualify as tax-deductible performance-based compensation under Section 162(m) of the Code, assuming other applicable regulatory requirements are satisfied. The aggregate grant date fair value of awards that may be granted to any non-employee director in any fiscal year is $500,000.

Stock options and SARs. The MDCC may award stock options in the form of nonqualified stock options or incentive stock options, or SARs, each with a maximum term of 10 years. The MDCC will establish the vesting schedule for stock options and SARs and, with respect to stock options, the method of payment for the exercise price, which may include cash, shares or other awards.

Restricted stock and RSUs. The MDCC may award restricted stock and RSUs and establish the applicable restrictions, including any limitation on voting rights of restricted stock or the receipt of dividends. The MDCC will establish the manner and timing under which restrictions may lapse. If employment is terminated during the applicable restriction period, shares of restricted stock and RSUs still subject to restriction will be forfeited, except as determined otherwise by the MDCC.

Performance awards and other stock-based awards. The MDCC may grant performance awards, which may be denominated in cash, shares, other securities or other awards and payable to, or exercisable by, the participant upon the achievement of performance goals during performance periods, as established by the MDCC. Performance criteria mean any measures, as determined by the MDCC, which may be used to measure the level of performance of the Company or participant during a performance period. The MDCC may grant other stock-based awards that are denominated or payable in shares, under the terms and conditions as the MDCC will determine.

Dividends and dividend equivalents. The MDCC may decide to include dividends or dividend equivalents as part of an award (other than stock options and SARs), and the payment of any such dividends may be deferred, with or without interest, until the award is paid.

Deferrals. The MDCC also will be able to require or permit award payments to be deferred and may authorize crediting of dividends or interest or their equivalents in connection with any such deferral.

Transferability. Awards are not transferable otherwise than by will or the laws of descent and distribution unless determined otherwise by the MDCC. Awards may not be pledged or otherwise encumbered and are exercisable during the participant’s lifetime only by the participant.

Conditions and restrictions on stock issuable under an award. The MDCC may provide that shares of our common stock issuable under an award will be subject to such further restrictions or conditions as the MDCC may determine, including, but not limited to, conditions on vesting or transferability, forfeiture or repurchase provisions, tax withholding conditions and restrictions regarding the timing and manner of re-sales or other subsequent transfers by the participant of shares issuable under an award.

Amendments and termination. Our Board may amend, suspend or terminate the LTIP, provided, however, that our Board will seek stockholder approval of material amendments to the LTIP as required by law, regulation or stock exchange and any amendment that would increase the total number of shares available for awards under the LTIP (except pursuant to the corporate transaction adjustment provisions discussed above) or permit stock options, SARs or other rights to purchase our common stock to be re-priced, replaced or re-granted through cancellation or by lowering the exercise or purchase price. The MDCC generally may waive conditions or amend the term of awards, or otherwise amend, suspend or terminate awards already granted, provided that such action does not, without the participant’s consent, impair the rights of the award holder.

COMPENSATION MATTERS

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the LTIP. This discussion does not address all aspects of the United States federal income tax consequences of participating in the LTIP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the LTIP. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m)—As noted above, Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s covered employees under Section 162(m). However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more “outside directors”; (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation’s stockholders; and (3) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. Compensation payable with respect to stock options and SARs will be considered payable solely on account of the attainment of pre-established objective performance measures (i) if such award has a purchase or base price at least equal to the fair market value of the underlying stock on the date of grant, (ii) if such award is granted by a committee, or a subcommittee thereof, consisting solely of two or more “outside directors,” and (iii) if the plan under which the stock option or SAR is granted states the maximum number of shares with respect to which stock options or SARs may be granted during a specified period to any employee.

Stock Options—A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs—A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction.

Stock Awards—A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

COMPENSATION MATTERS

A participant who receives shares of common stock that are not subject to any restrictions under the LTIP will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date over the amount, if any, paid for those shares, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Restricted Stock Units—A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Performance Awards—A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Awards Granted to Date Under the Old LTIP

The following table sets forth the number of stock options, RSUs and PSUs granted over the lifetime of the Old LTIP to the individuals and groups indicated as of April 1, 2017.

Name	Number of Shares Subject to Stock Option Awards	RSUs (#)	PSUs (#)
Margaret Keane	750,775	490,965	211,531
Brian Doubles	290,916	216,058	41,403
Glenn Marino	228,333	146,092	37,290
Jonathan Mothner	189,461	120,777	34,522
Tom Quindlen	289,667	185,613	41,358
Paget L. Alves	—	5,428	—
Arthur W. Coviello, Jr.	—	5,428	—
William W. Graylin	—	5,428	—
Roy A. Guthrie	—	10,617	—
Richard C. Hartnack	—	12,394	—
Jeffrey G. Naylor	—	10,617	—
Laurel J. Richie	—	5,428	—
Olympia J. Snowe	—	5,428	—
Executive Group (8 persons)	2,199,923	1,447,500	444,205
Non-Executive Director Group (8 persons)	—	60,768	—
Non-Executive Officer Employee Group (995 persons)	7,027,055	5,184,561	566,925

COMPENSATION MATTERS

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	13,006,204	$25.13	3,340,083
Equity compensation plans not approved by security holders	—	—	—
Total	13,006,204	$25.13	3,340,083
(1)	This column includes 7,499,585 shares underlying stock options, 4,982,973 shares underlying RSUs and 523,646 shares underlying PSUs, in each case, awarded under the Old LTIP.

As of December 31, 2016, the weighted-average term of outstanding stock options was 7.9 years.

The table below provides details regarding the number of shares available for future awards under our equity compensation plans as of the end of each fiscal year since our IPO through December 31, 2016.

	For the Years Ended December 31,
	2016	2015	2014
Beginning of the period available shares	5,699,056	7,414,644	16,605,417
Granted: Stock Based (RSUs/PSUs) and Non-Qualified Stock Options (“NQSOs”)
– RSUs	1,000,900	793,585	3,704,535
– PSUs	523,646	—	—
– NQSOs	1,272,897	984,086	5,553,815
Total	2,797,443	1,777,671	9,258,350

Cancelled: Stock Based (RSUs/PSUs) and NQSOs
– RSUs	226,407	45,484	26,806
– PSUs	—	—	—
– NQSOs	212,063	16,599	40,771
Total	438,470	62,083	67,577

End of the period available shares	3,340,083	5,699,056	7,414,644

The Board recommends a vote FOR the adoption of the amendment to the Synchrony Financial 2014 Long-Term Incentive Plan and re-approval of performance measures, as disclosed in this proxy statement.

AUDIT MATTERS

INDEPENDENT AUDITOR

The Audit Committee retained KPMG LLP (“KPMG”) to audit our consolidated and combined financial statements for 2016. In addition, the Audit Committee retained KPMG to provide other auditing and advisory services in 2016. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us primarily to tax services and merger and acquisition due diligence and integration services. The Audit Committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.

Pre-Approval Processes

It is the Audit Committee’s policy to review and pre-approve all audit and non-audit services provided to the Company by KPMG on an engagement-by-engagement basis. To minimize relationships that could appear to impair KPMG’s objectivity, it is the Audit Committee’s practice to restrict the non-audit services that may be provided to the Company by KPMG primarily to tax services and merger and acquisition due diligence and integration services. The Chair of the Audit Committee is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting.

Accounting Fees and Services

The following table presents fees paid for the audit of our annual consolidated and combined financial statements and all other professional services rendered by KPMG for the years ended December 31, 2016 and 2015.

	For the Years Ended December 31,
	2016	2015
Audit fees	$5,080,164	$4,290,536
Audit-related fees	495,471	435,928
Tax fees	—	—
All other fees	—	2,830
Total fees	$5,575,635	$4,729,294

In the above table, in accordance with SEC rules, “Audit” fees are fees that we paid to KPMG for (i) the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K for fiscal year ended December 31, 2016, and review of financial statements included in the Quarterly Reports on Form 10-Q for the first, second and third quarters of 2016, and (ii) services that are normally provided by KPMG in connection with statutory and regulatory filings or engagements, including comfort letter procedures and consent-related procedures. “Audit-related” fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including agreed-upon procedures. “Tax” fees are fees for tax compliance, tax advice and tax planning, and “All other” fees are fees for any services not included in the first three categories.

Hiring Restrictions

The Audit Committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of KPMG’s certification of the Company’s financial statements. These restrictions are contained in our Audit Committee Key Practices, which are published on the Company’s website at http://investors.synchronyfinancial.com under “Corporate Governance.”

AUDIT MATTERS

ITEM 4—RATIFICATION OF SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2017

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2017. The Audit Committee has approved the selection of KPMG as our independent registered public accounting firm for 2017. KPMG is currently our independent registered public accounting firm.

Although the Company is not required to seek stockholder approval of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the selection is not ratified, the Audit Committee will explore the reasons for stockholder rejection and whether it is appropriate to select another independent auditor.

We have been advised that representatives of KPMG will attend the Annual Meeting. They will have an opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

The Audit Committee and the Board recommend a vote FOR ratification of the selection of KPMG as our independent registered public accounting firm for 2017.

Audit Committee Report

The Audit Committee reviews and oversees the Company’s financial reporting process on behalf of the Board, including the selection, evaluation, compensation and oversight of our independent auditor. Management has the primary responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s internal control over financial reporting. KPMG, our independent auditor for 2016, has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee:

•	has reviewed and discussed with management the Company’s audited consolidated and combined financial statements for the year ended December 31, 2016;

•	has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301: Communications with Audit Committees;

•	has discussed with KPMG its assessment of the effectiveness of the Company’s internal control over financial reporting;

•	has received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence; and

•	has discussed with KPMG its independence, taking into consideration the amount and nature of the fees paid to the firm for audit and non-audit services.

Based on the review and discussions described above, the Audit Committee has recommended to the Board that the audited consolidated and combined financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board.

Jeffrey G. Naylor, Chair
Paget L. Alves
Olympia J. Snowe

BENEFICIAL OWNERSHIP

At March 23, 2017, we had 810,804,845 shares of common stock issued and outstanding.

The following table shows information regarding the beneficial ownership of our common stock by:

•	all persons known by us to own beneficially more than 5% of our common stock;
•	our CEO and each of our named executive officers;
•	each of our directors; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Synchrony common stock subject to options or RSUs held by that person that are currently exercisable or exercisable (or in the case of RSUs, vested or vest) within 60 days of the date of this proxy statement are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

BENEFICIAL OWNERSHIP

Except as noted by footnote, all stockholdings are as of March 23, 2017, and the percentage of beneficial ownership is based on 810,804,845 shares of common stock outstanding as of March 23, 2017.

Name of Beneficial Owner	Number of Shares	Percent of Total
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055(1)	52,387,744	6.3%

GIC Private Limited
168, Robinson Road
#37-01, Capital Tower
Singapore 068912(2)	45,980,617	5.6%

The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355(3)	49,977,595	6.1%

Margaret M. Keane(4)	71,238	*

Brian D. Doubles(5)	17,257	*

Glenn P. Marino(6)	19,394	*

Jonathan S. Mothner(7)	14,278	*

Thomas M. Quindlen(8)	25,437	*

Paget L. Alves	0	0%

Arthur W. Coviello, Jr.	6,186	*

William W. Graylin	32,000	*

Roy A. Guthrie(9)	10,000	*

Richard C. Hartnack	2,000	*

Jeffrey G. Naylor	20,000	*

Laurel J. Richie	0	0%

Olympia J. Snowe	0	0%

All directors and executive officers as a group (16 persons)	257,308	*

* Denotes less than 1.0%

(1)	Based on a Schedule 13G/A filed on January 27, 2017 by BlackRock, Inc. regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2016. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 44,883,079 of the shares, shared voting power as to 18,469 of the shares, sole dispositive power as to 52,369,275 of the shares and shared dispositive power as to 18,469 of the shares.

(2)	Based on a Schedule 13G filed on January 25, 2017 by GIC Private Limited regarding its holdings of our common stock as of December 31, 2016. The Schedule 13G discloses that the reporting entity had sole voting power as to 28,725,657 of the shares, shared voting power as to 17,254,960 of the shares, sole dispositive power as to 28,725,657 of the shares and shared dispositive power as to 17,254,960 of the shares.

(3)	Based on a Schedule 13G/A filed on February 10, 2017 by The Vanguard Group regarding its holdings, together with its subsidiaries, of our common stock as of December 31, 2016. The Schedule 13G/A discloses that the reporting entity had sole voting power as to 1,268,399 of the shares, shared voting power as to 149,348 of the shares, sole dispositive power as to 48,599,490 of the shares and shared dispositive power as to 1,378,105 of the shares.

(4)	Includes 22,334 restricted stock units and 36,323 options (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) that vested on April 1, 2017. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(5)	Includes 6,118 restricted stock units and 9,749 options (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) that vested on April 1, 2017. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(6)	Includes 5,335 restricted stock units and 8,509 options (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) that vested on April 1, 2017. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(7)	Includes 4,910 restricted stock units and 7,831 options (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) that vested on April 1, 2017. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(8)	Includes 6,730 restricted stock units and 10,724 options (before netting out shares of our common stock withheld to pay the tax liability of the reporting person) that vested on April 1, 2017. Each restricted stock unit represents a contingent right to receive one share of our common stock.

(9)	Mr. Guthrie is the Investment Manager of Guthrie 2012 Investments LP, which owns the reported securities. Mr. Guthrie disclaims beneficial ownership of the shares of common stock held by Guthrie 2012 Investments LP, except to the extent of his direct pecuniary interest therein.

RELATED PERSON TRANSACTIONS

There were no transactions or proposed transactions between the Company and any officer, director or nominee for director, any stockholder beneficially owning more than 5% of any class of our voting stock or any immediate family member of any of them, since January 1, 2016, of the type or amount required to be disclosed under the applicable SEC rules.

Related Person Transactions Policy

Our Board has adopted a written policy for the review, approval or ratification of transactions (known as “related person transactions”) between us or any of our subsidiaries and any related person, in which the amount involved since the beginning of our last completed fiscal year will or may be expected to exceed $120,000 and in which one of our executive officers, directors or nominees for director, or stockholders beneficially owning more than 5% of any class of our voting stock (or an immediate family member of any of the foregoing has a direct or indirect material interest). Since January 1, 2016, no transaction has been identified as a related person transaction.

The policy calls for related person transactions to be reported to, reviewed and, if deemed appropriate, approved or ratified by, the Nominating and Corporate Governance Committee. In determining whether or not to approve or ratify a related person transaction, the Nominating and Corporate Governance Committee will take into account, among other factors it deems important, whether the related person transaction is in our best interests and whether the transaction is on terms no less favorable than terms generally available to us from an unaffiliated third party under the same or similar circumstances. In the event a member of the Nominating and Corporate Governance Committee is not disinterested with respect to the related person transaction under review, that member may not participate in the review, approval or ratification of that related person transaction.

Certain decisions and transactions are not subject to the related person transaction approval policy, including: (i) decisions on compensation or benefits relating to our directors or executive officers or the hiring or retention of our executive officers, (ii) decisions relating to pro rata distributions to all our stockholders, (iii) indebtedness transactions with the Bank made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and not presenting more than the normal risk of collectability or other unfavorable features and (iv) deposit transactions with the Bank made in the ordinary course of business and not paying a greater rate of interest on the deposits of a related person than the rate paid to other depositors on similar deposits with the Bank.

Certain of our directors and executive officers and certain members of their immediate families have received extensions of credit from us in connection with credit card transactions. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than the normal risk of collectability or present other unfavorable terms. Future extensions of credit of this nature are not subject to the related person transaction approval policy.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING (“FAQs”)

VOTING INFORMATION

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on the record date, which is March 23, 2017, are entitled to notice of, and to vote at, the Annual Meeting. As of the record date, there were 810,804,845 shares of our common stock outstanding and entitled to vote at the Annual Meeting, with each share entitled to one vote.

How do I vote at the Annual Meeting?

Stockholders of record can vote in one of four ways:

BY MAIL
You may date, sign and promptly return your proxy card by mail in a postage prepaid envelope (such proxy card must be received by May 17, 2017).
BY TELEPHONE You may use the toll-free telephone number shown on your Notice or proxy card up until 11:59 p.m., Eastern Time, on May 17, 2017.

BY THE INTERNET
In Advance
You may visit the internet website indicated on your Notice or proxy card or scan the QR code indicated on your Notice or proxy card with your mobile device, and follow the on-screen instructions until 11:59 p.m., Eastern Time, on May 17, 2017.

At the Annual Meeting
You may visit the internet website at the following address: www.virtualshareholdermeeting.com/SYF2017.

Voting instructions (including instructions for both telephonic and internet voting) are provided on the Notice and the proxy card. The telephone and internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded.

If your shares are held through a bank, broker, fiduciary or custodian (which we refer to in this proxy statement as a “broker”), please follow the voting instructions on the form you receive from such institution.

What if my shares of the Company’s common stock are held for me by a broker?

If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide your broker with instructions as to how to vote such shares, your broker will only be able to vote your shares at its discretion on certain “routine” matters as permitted by NYSE rules. The proposal to ratify the appointment of KPMG is the only proposal considered a routine matter to be presented at the Annual Meeting. Brokers will not be permitted to vote your shares on any of the other matters presented at the Annual Meeting. If you do not provide voting instructions on these matters, including the election of the director nominees named herein, the shares will be considered “broker non-votes” with respect to such matters.

What if I do not vote or do not indicate how my shares should be voted on my proxy card?

If a stockholder does not return a signed proxy card or submit a proxy by telephone or the internet, and does not attend the meeting and vote, his or her shares will not be voted or counted as present for purposes of establishing a quorum at the Annual Meeting. Shares of our common stock represented by properly executed proxies received by us and not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

FAQs

If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board recommends on such proposal. In addition, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy card will have discretion to vote in their best judgment on such matter.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked or changed at any time before it is exercised by mailing a written notice of revocation or change to our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 or by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet).

Will my votes be publicly disclosed?

No. Stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed and are available only to the inspector of election and certain employees, who are obligated to keep such information confidential.

What if other matters come up during the Annual Meeting?

If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, in person or represented by proxy, of the holders of a majority in voting power of the outstanding capital stock issued and entitled to vote at the Annual Meeting is required to constitute a quorum to transact business at the Annual Meeting. Abstentions are counted for purposes of determining whether a quorum is present. As explained above under “What if my shares of the Company’s common stock are held for me by a broker?,” if brokers exercise their discretionary voting authority on the ratification of the appointment of KPMG, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting.

How many votes are required to approve each matter to be considered at the Annual Meeting?

Voting Item	Voting Standard	Treatment of Abstentions and Broker Non-Votes	Board Recommendation
Election of directors named in this proxy statement	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Advisory approval of our named executives’ compensation	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

Approve the adoption of the amendment to the Synchrony Financial 2014 Long-Term Incentive Plan and re-approval of performance measures	Majority of votes cast	Abstentions are counted as votes cast pursuant to NYSE stockholder approval rules applicable to this proposal and will have the same effect as a vote cast against the proposal; broker non-votes are not counted as votes cast and therefore will have no effect	FOR

Auditor ratification	Majority of votes cast	Not counted as votes cast and therefore will have no effect	FOR

FAQs

Who will count the vote?

Votes will be tabulated by Broadridge. The Board has appointed a representative of Broadridge to serve as the Inspector of Elections.

Will a list of stockholders be made available?

We will make a list of stockholders available for 10 days prior to the Annual Meeting at our offices located at 777 Long Ridge Road, Stamford, Connecticut 06902. Please contact Synchrony’s Corporate Secretary by telephone at (203) 585-2400 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/SYF2017.

PROXY SOLICITATION AND DOCUMENT REQUEST INFORMATION

Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed proxy materials?

The SEC permits companies to furnish proxy materials to stockholders by providing access to these documents over the internet instead of mailing printed copies, which can reduce costs of printing and impact on the environment. Accordingly, we have mailed a Notice to some of our stockholders. All stockholders can access our proxy materials on the internet website referred to in the Notice. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for obtaining such materials included in the Notice.

Multiple individuals residing at my address are beneficial owners of the Company’s common stock, so why did we receive only one mailing?

The SEC permits companies to deliver a single Notice or set of Annual Meeting materials to an address shared by two or more stockholders. This delivery method is referred to as “householding.” We have delivered only one such Notice or set of Annual Meeting materials to some stockholders who share an address, unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of such Notice or Annual Meeting materials to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of such Notice or Annual Meeting materials, please contact our Corporate Secretary by telephone at (203) 585-2400 or in writing at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902.

If you are currently a stockholder sharing an address with another stockholder receiving multiple copies of Notices or Annual Meeting materials and wish to receive only one copy for your household, please contact the Company at the above phone number or address.

FAQs

Who is soliciting my proxy and who pays to prepare, mail and solicit the proxies?

The Board is soliciting proxies from the Company’s stockholders for the Annual Meeting. We will bear the costs of solicitation of proxies for the Annual Meeting, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the annual report, the proxy card and any additional information furnished to stockholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. However, we do not reimburse or pay additional compensation to our own directors, officers or other employees for soliciting proxies. In addition, we have retained Georgeson, LLC to assist us in the solicitation of proxies for an aggregate fee of $15,000, plus reasonable out-of-pocket expenses.

INFORMATION ABOUT ATTENDING THE 2017 ANNUAL MEETING

How can I attend the Annual Meeting?

Stockholders as of the record date and/or their authorized representatives are permitted to attend our Annual Meeting. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/SYF2017. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location. You may attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SYF2017 and using your 16-digit control number, located on the Notice and the proxy card, to enter the meeting.

ADDITIONAL INFORMATION

OTHER BUSINESS

The Board has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the Annual Meeting, including a question of adjourning or postponing the meeting, the persons named in this proxy statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2016 Annual Report is being furnished to stockholders concurrently herewith. Our Annual Report and other reports we file with the SEC are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC at http://investors.synchronyfinancial.com under “SEC Filings.”

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at Synchrony Financial, 777 Long Ridge Road, Stamford, Connecticut 06902 no later than December 5, 2017. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.

With respect to proposals submitted by a stockholder for consideration at our 2018 annual meeting but not for inclusion in our proxy statement for such annual meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no earlier than January 18, 2018, nor later than February 17, 2018. Such notice must contain the information required by our Bylaws.

Stockholders who intend to submit director nominees for inclusion in our proxy statement for the 2018 annual meeting must comply with the requirements of proxy access as set forth in our Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not earlier than November 5, 2017, nor later than December 5, 2017. Stockholders who wish to propose director nominees at the 2018 annual meeting but not include such nominees in our proxy statement must deliver notice to the Company at its principal executive offices no earlier than January 18, 2018, nor later than February 17, 2018, and such notice must otherwise comply with our Bylaws.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING TO BE HELD ON MAY 18, 2017

Our proxy materials relating to our Annual Meeting (notice, proxy statement and annual report) are available at www.proxyvote.com.

APPENDIX A: SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN, AS AMENDED

SYNCHRONY FINANCIAL AMENDED AND RESTATED

2014 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

The purposes of this Amended and Restated Synchrony Financial 2014 Long-Term Incentive Plan (the “Plan”) are to encourage selected officers, employees, non-employee directors and consultants of Synchrony Financial (together with any successor thereto, the “Company”) and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareowners, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c)	“Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e)	“Committee” shall mean a committee of the Board of Directors of the Company, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than two non-employee directors.

(f)	“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(g)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h)	“Fair Market Value” shall mean, with respect to any Shares or other securities, the closing price of a Share on the date as of which the determination is being made as reported on the principal national stock exchange on which the Shares are then traded or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Shares are not listed on a national stock exchange or if the closing price of a Share for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and, to the extent applicable, in compliance with Section 409A of the Code; provided, further, in the case of grants made in connection with the Initial Public Offering, Fair Market Value shall mean the price per Share at which the Shares are initially offered for sale to the public by the Company’s underwriters in the Initial Public Offering.

(i)	“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Sections 422 of the Code, or any successor provision thereto.

(j)	“Initial Public Offering” shall mean the initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

(k)	“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Affiliate.

(l)	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN, AS AMENDED

(m)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(n)	“Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(o)	“Participant” shall mean an officer, employee or consultant of the Company or any of its Affiliates or a Non-Employee Director, in each case, as designated to be granted an Award under the Plan.

(p)	“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(q)	“Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(r)	“Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(s)	“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(t)	“Qualifying Performance Criteria” shall mean, to the extent necessary to qualify an Award as “performance-based compensation” under Section 162(m) of the Code, one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or related company, and measured on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: purchase volume; loan receivables; Tier 1 common ratio; liquidity as a percentage of total assets; liquidity coverage ratio; tangible common equity to tangible assets ratio; platform revenue; net earnings; earnings per share; diluted earnings per share; return on average assets; return on capital or invested capital; return on equity; cash flow; gross or operating profit and margin rate; net interest margin; other expense efficiency; active accounts; new accounts; the attainment by a Share of a specified Fair Market Value for a specified period of time; increase in stockholder value; return on investments; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; operating expenses, attainment of expense levels or cost reduction goals; net charge-offs and net charge-off percent; delinquency rates; won, lost and extended deals; market share; interest expense; economic value created; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to compliance, market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or any combination of the foregoing. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise. With respect to Participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an award may be paid following a Performance Period, the Performance Criteria may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. If the Committee determines that it is advisable to grant Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may grant such award without satisfying the requirements of Section 162(m) of the Code and that use Performance Criteria other than those specified herein.

(u)	“Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(v)	“Restricted Stock” shall mean any award of Shares granted under Section 6(c) of the Plan.

(w)	“Restricted Stock Unit” shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

(x)	“Shares” shall mean the common shares of the Company, $0.01 par value, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(y)	“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN, AS AMENDED

SECTION 3. ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.

(a)	Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award, including any restrictive covenants, clawback or recoupment provisions or requirements that a Participant execute a waiver and release;

(v)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)	establish, amend, suspend, or waive such rules and guidelines;

(ix)	appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b)	Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareowner, and any employee of the Company or of any Affiliate. To the extent permitted by Section 162(m) of the Code and Section 16 of the Exchange Act, actions of the Committee may be taken by:

(i)	the Chairman of the Committee;

(ii)	a subcommittee, designated by the Committee;

(iii)	the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or

(iv)	one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers whose authority is subject to such terms and limitations set forth by the Committee, and only with respect to employees who are not officers or Non-Employee Directors of the Company for purposes of Section 16 of the Exchange Act. This delegation shall include modifications necessary to accommodate changes in the laws or regulations of jurisdictions outside the U.S.

SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN, AS AMENDED

SECTION 4. SHARES AVAILABLE FOR AWARDS

(a)	SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

(i)	The total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be 62,605,417. If any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, or if an Award is settled in cash, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, termination or cash settlement, shall again be available for granting Awards under the Plan. The full number of Shares available for delivery under the Plan may be delivered pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options, the rules set forth in this Section shall not apply to the extent not permitted by Section 422 of the Code.

(ii)	ACCOUNTING FOR AWARDS. For purposes of this Section 4,

(A)	If an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however that if an Award is settled or paid by the Company in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer than the full number of Shares that was counted against the Shares available for delivery as provided above, there shall be added back to the number of Shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of Shares (if any) actually delivered upon payment or settlement of the Award (including with respect to Awards that are outstanding as of the effective date of the amendment and restatement of the Plan).

(B)	If an Award is not denominated in Shares, the number of Shares available for delivery shall be reduced by the number of Shares actually delivered upon payment or settlement of the Award.

(C)	Dividend Equivalents denominated in Shares and Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Dividend Equivalents and such Awards are settled in Shares; provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may only be counted once against the aggregate number of Shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or an Affiliate of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under this Plan.

(D)	Notwithstanding anything herein to the contrary, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (x) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes under Options or Stock Appreciation Rights, or (z) Shares repurchased on the open market with the proceeds of an Option exercise. Shares delivered to or withheld by the Company to pay the withholding taxes for Awards other than Options and Stock Appreciation Rights shall again be available for issuance under this Plan.

(iii)	SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN, AS AMENDED

(b)	ADJUSTMENTS.

(i)	In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in the Accounting Standards Codification 718 (or any successor accounting standard) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(A)	the number and type of Shares or other securities which thereafter may be made the subject of Awards;

(B)	the number and type of Shares or other securities subject to outstanding Awards;

(C)	the number and type of Shares or other securities specified as the annual per-participant limitation under Section 6(g)(v) and (vi);

(D)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(E)	other value determinations applicable to outstanding awards.

Provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Sections 422(b)(1) of the Code or any successor provision thereto and, with respect to Awards of Stock Appreciation Rights and Options, such adjustment shall be in accordance with Section 409A of the Code; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii)	ADJUSTMENTS OF AWARDS UPON CERTAIN ACQUISITIONS. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(iii)	ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

SECTION 5. ELIGIBILITY

Any officer, employee or consultant of the Company or of any Affiliate and any Non-Employee Director shall be eligible to be designated a Participant.

SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN, AS AMENDED

SECTION 6. AWARDS

(a)	OPTIONS. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)	EXERCISE PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii)	OPTION TERM. The term of each Option shall not exceed ten (10) years from the date of grant.

(iii)	TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)	INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Sections 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Notwithstanding anything in this Section 6(a) to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

(b)	STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee.

(i)	GRANT PRICE. Shall be determined by the Committee, provided, however, and except as provided in Section 4(b), that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(ii)	TERM. The term of each Stock Appreciation Right shall not exceed ten (10) years from the date of grant.

(iii)	TIME AND METHOD OF EXERCISE. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

(c)	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(i)	ISSUANCE. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants. Subject to the terms of the Plan or the applicable Award Agreement, a Restricted Stock Unit may be payable in Shares or cash.

(ii)	RESTRICTIONS. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.

SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN, AS AMENDED

(iii)	REGISTRATION. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)	FORFEITURE. Upon termination of employment during the applicable restriction period, except as determined otherwise by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company.

(d)	PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(i)	may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(ii)	shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such Performance Criteria during such Performance Periods as the Committee shall establish.

(e)	DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine; provided, however, any Dividend Equivalents with respect to Awards subject to performance-based vesting conditions shall be subject to the same restrictions as the underlying Awards.

(f)	OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g)	GENERAL.

(i)	NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)	AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN, AS AMENDED

(iii)	FORMS OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)	LIMITS ON TRANSFER OF AWARDS. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)	PER-PERSON LIMITATION ON OPTIONS AND SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Plan during any fiscal year to an individual Participant shall not exceed 3,000,000 Shares, subject to adjustment as provided in Section 4(b).

(vi)	PER-PERSON LIMITATION ON CERTAIN AWARDS. Other than Options and Stock Appreciation Rights, (A) the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Plan during any fiscal year to an individual Participant shall not exceed 1,000,000 Shares, subject to adjustment as provided in Section 4(b) and (B) with respect to Awards denominated in cash, the maximum amount that may be earned during any fiscal year by an individual Participant shall not exceed $20,000,000. The aggregate grant date fair value of the Awards that may be granted to any Non-Employee Director in any fiscal year shall not exceed $500,000.

(vii)	CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any re-sales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(viii)	SHARE CERTIFICATES. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN, AS AMENDED

SECTION 7. AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)	AMENDMENTS TO THE PLAN. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if shareowner approval is required by law, regulation, or stock exchange, and; provided, further, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the shareowners of the Company that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

(ii)	except as provided in Section 4(b), permit Options, Stock Appreciation Rights, or other Stock-Based Awards encompassing rights to purchase Shares to be re-priced, replaced, or re-granted through cancellation, or by lowering the Option Price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b)	AMENDMENTS TO AWARDS. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 8. GENERAL PROVISIONS

(a)	NO RIGHTS TO AWARDS. No Participant or other Person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of employees or consultants of the Company or any Affiliates, Non-Employee Directors, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)	WITHHOLDING. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy statutory withholding obligations for the payment of such taxes.

(c)	NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)	NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)	GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of law.

SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN, AS AMENDED

(f)	SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g)	NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)	NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)	HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)	INDEMNIFICATION. Subject to requirements of Delaware State law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k)	COMPLIANCE WITH SECTION 409A OF THE CODE. Except to the extent specifically provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

(l)	NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

SYNCHRONY FINANCIAL 2014 LONG-TERM INCENTIVE PLAN, AS AMENDED

(m)	AWARDS TO NON-U.S. EMPLOYEES. The Committee shall have the power and authority to determine which Affiliates shall be covered by this Plan and which employees outside the U.S. shall be eligible to participate in the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability or retirement or on termination of employment; available methods of exercise or settlement of an award; payment of income, social insurance contributions and payroll taxes; the withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to particular Affiliates or locations.

(n)	COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)	completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(o)	AWARDS SUBJECT TO CLAWBACK. The Awards granted under this Plan and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

SECTION 9. EFFECTIVE DATE; STOCKHOLDER APPROVAL

The Plan, as amended and restated, shall be submitted to the stockholders of the Company for approval at the Company’s 2017 annual meeting of stockholders and, if so approved, the Plan, as amended and restated, shall become effective as of the date of such approval. In the event that this Plan is not approved by the stockholders of the Company, this Plan, as amended and restated, shall be void and of no force or effect.

SECTION 10. TERM OF THE PLAN

No Award shall be granted under the Plan on or after the date that is ten years from the date of the adoption of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

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SYNCHRONY FINANCIAL 777 LONG RIDGE ROAD STAMFORD, CT 06902

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SYF2017

You may attend the Meeting via the internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E23463-P90076                         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNCHRONY FINANCIAL
The Board of Directors recommends a vote FOR all nominees and FOR Items 2, 3 and 4.
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a. Margaret M. Keane 1b. Paget L. Alves 1c. Arthur W. Coviello, Jr. 1d. William W. Graylin 1e. Roy A. Guthrie 1f. Richard C. Hartnack 1g. Jeffrey G. Naylor 1h. Laurel J. Richie 1i. Olympia J. Snowe		☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

2.      Advisory Vote to Approve Named Executive Officer Compensation

3.      Approve the Adoption of the Amendment to the Synchrony Financial 2014 Long-Term Incentive Plan and Re-Approval of Performance Measures

4.      Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm of the Company for 2017

NOTE: Any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.

							For ☐ ☐ ☐	Against ☐ ☐ ☐	Abstain ☐ ☐ ☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered stockholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3, and FOR Item 4.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

V.1.1

SYNCHRONY FINANCIAL

2017 ANNUAL MEETING OF STOCKHOLDERS

MAY 18, 2017

11:00 A.M., EASTERN TIME

www.virtualshareholdermeeting.com/SYF2017

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 P.M. Eastern Time on May 17, 2017.

Your internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E23464-P90076

PROXY

FOR ANNUAL MEETING OF STOCKHOLDERS

SYNCHRONY FINANCIAL

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Margaret M. Keane, Brian D. Doubles and Jonathan S. Mothner, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Synchrony Financial held of record by the undersigned as of March 23, 2017, at the 2017 Annual Meeting of Stockholders to be held on May 18, 2017, beginning at 11:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/SYF2017, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2, FOR Item 3, and FOR Item 4.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Synchrony Financial written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

V.1.1